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                                                                    EXHIBIT 10.3









                           WILSONS THE LEATHER EXPERTS
                           401(K) PROFIT SHARING PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002,
                    BUT WITH CERTAIN RETROACTIVE AMENDMENTS)


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                           WILSONS THE LEATHER EXPERTS
                           401(K) PROFIT SHARING PLAN

                                TABLE OF CONTENTS

ARTICLE I     GENERAL
Sec. 1.1      Name of Plan ....................................................1
Sec. 1.2      Purpose .........................................................1
Sec. 1.3      Effective Date ..................................................1
Sec. 1.4      Company .........................................................1
Sec. 1.5      Participating Employers .........................................1
Sec. 1.6      Construction and Applicable Law .................................1
Sec. 1.7      Benefits Determined Under Provisions in Effect at
                Termination of Employment .....................................2
Sec. 1.8      Effective Date of Document ......................................2
Sec. 1.9      Merger of El Portal and Bentley's Plans .........................2

ARTICLE II    MISCELLANEOUS DEFINITIONS
Sec. 2.1      Account .........................................................3
Sec. 2.2      Active Participant ..............................................3
Sec. 2.3      Affiliate .......................................................3
Sec. 2.4      Beneficiary .....................................................3
Sec. 2.5      Board ...........................................................3
Sec. 2.6      Certified Earnings ..............................................3
Sec. 2.7      Code ............................................................4
Sec. 2.8      Common Control ..................................................4
Sec. 2.9      ERISA ...........................................................4
Sec. 2.10     Family Member ...................................................4
Sec. 2.11     Forfeitures .....................................................4
Sec. 2.12     Fund ............................................................4
Sec. 2.13     Funding Agency ..................................................4
Sec. 2.14     Highly Compensated Associate ....................................4
Sec. 2.15     Leased Employee .................................................5
Sec. 2.16     Named Fiduciary .................................................6
Sec. 2.17     Non-Highly Compensated Associat .................................6
Sec. 2.18     Normal Retirement Age ...........................................6
Sec. 2.19     Participant .....................................................6
Sec. 2.20     Plan Year .......................................................6
Sec. 2.21     Predecessor Employer ............................................6
Sec. 2.22     Qualified .......................................................7
Sec. 2.23     Successor Employer ..............................................7
Sec. 2.24     Top-Heavy Plan ..................................................7
Sec. 2.25     Valuation Date ..................................................7

ARTICLE III   SERVICE PROVISIONS
Sec. 3.1      Employment Commencement Date ....................................8
Sec. 3.2      Termination of Employment .......................................8
Sec. 3.3      Hours of Service ................................................8
Sec. 3.4      Eligibility Computation Period ..................................9
Sec. 3.5      Year of Eligibility Service .....................................9


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Sec. 3.6      Vesting Service ................................................10
Sec. 3.7      Recognized Break in Service ....................................10
Sec. 3.8      Periods of Military Service ....................................11

ARTICLE IV    PLAN PARTICIPATION
Sec. 4.1      Entry Date .....................................................12
Sec. 4.2      Eligibility for Participation ..................................12
Sec. 4.3      Duration of Participation ......................................12
Sec. 4.4      No Guarantee of Employment .....................................13

ARTICLE V     CONTRIBUTIONS
Sec. 5.1      Pre-Tax Contributions ..........................................14
Sec. 5.2      Matching Contributions .........................................15
Sec. 5.3      Profit Sharing Contributions ...................................16
Sec. 5.4      Adjustment of Contributions Required by Code
                Section 401(k) ...............................................17
Sec. 5.5      Distribution of Excess Deferrals ...............................20
Sec. 5.6      Adjustment of Contributions Required by Code
                Section 401(m) ...............................................21
Sec. 5.7      Multiple Use of the Alternative Limitations ....................23
Sec. 5.8      Time of Contributions ..........................................24
Sec. 5.9      Allocations ....................................................25
Sec. 5.10     Limitations on Contributions ...................................25

ARTICLE VI    LIMITATION ON ALLOCATIONS
Sec. 6.1      Limitation on Allocations ......................................26

ARTICLE VII   INDIVIDUAL ACCOUNTS
Sec. 7.1      Accounts for Participants ......................................29
Sec. 7.2      Valuation Procedure ............................................29
Sec. 7.3      Investment of Accounts .........................................30
Sec. 7.4      Participant Statements .........................................31
Sec. 7.5      Rollover Accounts ..............................................31

ARTICLE VIII  DESIGNATION OF BENEFICIARY
Sec. 8.1      Persons Eligible to Designate ..................................33
Sec. 8.2      Special Requirements for Married Participants ..................33
Sec. 8.3      Form and Method of Designation .................................33
Sec. 8.4      No Effective Designation .......................................33
Sec. 8.5      Successor Beneficiary ..........................................34
Sec. 8.6      Insurance Contract .............................................34

ARTICLE IX    BENEFIT REQUIREMENTS
Sec. 9.1      Benefit on Retirement or Disability ............................35
Sec. 9.2      Other Termination of Employment ................................35
Sec. 9.3      Death ..........................................................37
Sec. 9.4      Withdrawals Before Termination of Employment ...................37
Sec. 9.5      Loans to Participants ..........................................39

ARTICLE X     DISTRIBUTION OF BENEFITS
Sec. 10.1     Time and Method of Payment .....................................43
Sec. 10.2     Distribution In Cash Only ......................................46
Sec. 10.3     Accounting Following Termination of Employment .................46


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Sec. 10.4     Reemployment ...................................................46
Sec. 10.5     Source of Benefits .............................................46
Sec. 10.6     Incompetent Payee ..............................................46
Sec. 10.7     Benefits May Not Be Assigned or Alienated ......................46
Sec. 10.8     Payment of Taxes ...............................................47
Sec. 10.9     Conditions Precedent ...........................................47
Sec. 10.10    Company Directions to Funding Agency ...........................47
Sec. 10.11    Effect on Unemployment Compensation ............................47
Sec. 10.12    Special Distribution Events ....................................47

ARTICLE XI    FUND
Sec. 11.1     Composition ....................................................48
Sec. 11.2     Funding Agency .................................................48
Sec. 11.3     Compensation and Expenses of Funding Agency ....................48
Sec. 11.4     Funding Policy .................................................48
Sec. 11.5     Securities and Property of Participating Employers .............48
Sec. 11.6     No Diversion ...................................................49

ARTICLE XII   ADMINISTRATION OF PLAN
Sec. 12.1     Administration by Company ......................................50
Sec. 12.2     Certain Fiduciary Provisions ...................................50
Sec. 12.3     Discrimination Prohibited ......................................51
Sec. 12.4     Evidence .......................................................51
Sec. 12.5     Correction of Errors ...........................................51
Sec. 12.6     Records ........................................................51
Sec. 12.8     Prohibited Transactions ........................................52
Sec. 12.9     Claims Procedure ...............................................52
Sec. 12.10    Bonding ........................................................52
Sec. 12.11    Waiver of Notice ...............................................52
Sec. 12.12    Agent For Legal Process ........................................52
Sec. 12.13    Indemnification ................................................52

ARTICLE XIII  AMENDMENT, TERMINATION, MERGER
Sec. 13.1     Amendment ......................................................53
Sec. 13.2     Permanent Discontinuance of Contributions ......................53
Sec. 13.3     Termination ....................................................54
Sec. 13.4     Partial Termination ............................................54
Sec. 13.5     Merger, Consolidation, or Transfer of Plan Assets ..............54
Sec. 13.6     Deferral of Distributions ......................................54
Sec. 13.7     Reorganizations of Participating Employers .....................54
Sec. 13.8     Discontinuance of Joint Participation of a
                Participating Employer .......................................55
Sec. 13.9     Participating Employers Not Under Common Control ...............55

ARTICLE XIV   TOP-HEAVY PLAN PROVISIONS
Sec. 14.1     Key Employee Defined ...........................................56
Sec. 14.2     Determination of Top-Heavy Status ..............................56
Sec. 14.3     Minimum Contribution Requirement ...............................58
Sec. 14.4     Vesting Schedule ...............................................59
Sec. 14.5     Definition of Employer .........................................59
Sec. 14.6     Exception For Collective Bargaining Unit .......................59


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ARTICLE XV    MISCELLANEOUS PROVISIONS
Sec. 15.1     Insurance Company Not Responsible for Validity of Plan .........60
Sec. 15.2     Headings .......................................................60
Sec. 15.3     Capitalized Definitions ........................................60
Sec. 15.4     Gender .........................................................60
Sec. 15.5     Use of Compounds of Word "Here" ................................60
Sec. 15.5     Construed as a Whole ...........................................60


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                           WILSONS THE LEATHER EXPERTS
                           401(K) PROFIT SHARING PLAN

                                    ARTICLE I

                                     GENERAL
                                     -------

     SEC. 1.1 NAME OF PLAN. The name of the discretionary contribution profit sharing plan set forth herein is Wilsons The Leather Experts 401(k) Profit Sharing Plan. It is sometimes herein referred to as the "Plan". The Plan holds certain accounts that were transferred to this Plan in a spinoff of a portion of the 401(k) Profit Sharing Plan of Melville Corporation and Affiliated Companies (hereinafter referred to as the "Melville Plan").

     SEC. 1.2 PURPOSE. The Plan has been established so that eligible associates may have an additional source of retirement income.

     SEC. 1.3 EFFECTIVE DATE. The "Effective Date" of the Plan, the date as of which the Plan was established, is May 26, 1996.

     SEC. 1.4 COMPANY. The "Company" is Wilsons The Leather Experts Inc., a Minnesota corporation, acting through its agent, River Hills Wilsons, Inc., and any Successor Employer thereof.

     SEC. 1.5 PARTICIPATING EMPLOYERS. The Company is a Participating Employer in the Plan. With the consent of the Company, any other employer may also become a Participating Employer in the Plan effective as of the date specified by it in its adoption of the Plan. Any Successor Employer to a Participating Employer shall also be a Participating Employer in the Plan. The other Participating Employers are:

     (a) River Hills Wilsons, Inc., a Minnesota corporation, effective May 26, 1996.
     (b) Wilsons Leather Holdings Inc., a Minnesota corporation, effective May 26, 1996.
     (c)  El Portal Group, Inc., a Nevada Corporation, effective January 1,
          2002.
     (d) Bentley's Luggage Corp., a Florida corporation, effective January 1, 2002.
     (e) Any other direct or indirect domestic U.S. subsidiary of the Company which employs Qualified Associates, and which does not maintain a plan under Code section 401(a) or (k) that covers its employees, effective as of the earliest date on or after the Effective Date that any of its employees satisfies the eligibility requirements of Article IV.

     SEC. 1.6 CONSTRUCTION AND APPLICABLE LAW. The Plan is intended to meet the requirements for qualification under section 401(a) of the Code and the requirements applicable to qualified cash or deferred arrangements under section 401(k) of the Code. The Plan is also intended to be in full compliance with applicable requirements of ERISA. The Plan shall be administered and construed consistent with said intent. It shall also be construed and administered according to the laws of the State of Minnesota to the extent that such laws are not preempted by the laws of the United States of America. All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the District of Minnesota, except as otherwise provided in any trust agreement entered into with a Funding Agency.

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     SEC. 1.7 BENEFITS DETERMINED UNDER PROVISIONS IN EFFECT AT TERMINATION OF
EMPLOYMENT. Except as may be specifically provided herein to the contrary, benefits under the Plan attributable to service prior to a Participant's Termination of Employment shall be determined and paid in accordance with the provisions of the Plan as in effect as of the date the Termination of Employment occurred unless he or she becomes an Active Participant after that date and such active participation causes a contrary result under the provisions hereof. However, the provisions of this document shall apply to any such Participant to the extent necessary to maintain the qualified status of the Plan under Code section 401(a) or to comply with the requirements of ERISA.

     SEC. 1.8 EFFECTIVE DATE OF DOCUMENT. Unless a different date is specified for some purpose in this document, the provisions of this Plan document are generally effective as of January 1, 2002. However, any provision necessary to comply with a requirement of federal legislation or a Treasury regulation which has an earlier effective date shall be effective retroactively to the date required by the applicable law or regulation.

     SEC. 1.9 MERGER OF EL PORTAL AND BENTLEY'S PLANS. The El Portal Group 401(k) Plan and the Bentley's Luggage Corp. Employees' Profit Sharing Plan are being merged into this Plan effective March 1, 2002. Each account held in said plans shall continue to be held separately as the comparable type of Account under this Plan until distributed to the Participant or Beneficiary pursuant to the provisions of this Plan. Such Accounts shall be subject to the provisions of this Plan that apply to that type of Account except to the extent special rules are provided herein that specifically apply to such Accounts.

     (a) To the extent any provision of this Plan is required to apply to either of the merged plans to conform that plan to a change in federal law or a Treasury regulation that has an effective date prior to the plan merger date, that provision shall be deemed to be an amendment of the merged plan retroactive to the effective date of the applicable law or regulation.

     (b) Notwithstanding anything in Article X to the contrary, if all or any part of an Account from a merged plan was subject to any optional settlement under the provisions of the El Portal or Bentley's Plan in effect immediately prior to March 1, 2002 which is required to be maintained by Code section 411(d)(6), that optional settlement shall continue to apply to said portion (but only said portion) of the merged Account until June 30, 2002. Such optional settlement shall be governed by the applicable provisions of the El Portal Plan or the Bentley's Plan in effect immediately prior to March 1, 2002 to the extent that such provisions are not contrary to any applicable law or regulation.


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                                   ARTICLE II

                            MISCELLANEOUS DEFINITIONS
                            -------------------------

     SEC. 2.1 ACCOUNT. "Account" means a Participant's or Beneficiary's interest in the Fund of any of the types described in Sec. 7.1.

     SEC. 2.2 ACTIVE PARTICIPANT. An individual is an "Active Participant" only while he or she is both a Participant and a Qualified Associate.

     SEC. 2.3 AFFILIATE. "Affiliate" means any trade or business entity under Common Control with a Participating Employer, or under Common Control with a Predecessor Employer while it is such.

     SEC. 2.4 BENEFICIARY. "Beneficiary" means the person or persons designated as such pursuant to the provisions of Article VIII.

     SEC. 2.5 BOARD. The "Board" is the board of directors of the Company, and includes any executive committee thereof authorized to act for said board of directors.

     SEC. 2.6 CERTIFIED EARNINGS. "Certified Earnings" of a Participant from a Participating Employer for a Plan Year or other period means the amount determined by the Participating Employer and reported to the Company to be the total regular basic compensation, including bonuses under a position-specific defined plan, overtime pay, pay for earned vacation, and sick pay or salary continuance pay, paid to the Participant by the Participating Employer on or after June 1, 1996 and during such Plan Year or other period for service as a Qualified Associate, subject to the following:

     (a) Certified Earnings include Pre-Tax Contributions to this Plan and any contributions made by salary reduction to any other plan which meets the requirements of Code sections 125 or 401(k) (or of Code section 132(f)(4) commencing January 1, 2001) whether or not such contributions are actually excludable from the Participant's gross income for federal income tax purposes. Certified Earnings do not include Profit Sharing Contributions, Special Profit Sharing Contributions or Matching Contributions to this Plan.

     (b) Allowances or reimbursements for expenses, relocation payments or cost of living allowances, severance pay, payments or contributions to or for the benefit of the individual under any other deferred compensation, pension, profit sharing, insurance, short-term disability, long-term disability, or other employee benefit plan or policy, workers' compensation payments, imputed income, stock options, stock appreciation rights, restricted stock awards or cash payments in lieu thereof, special ad hoc incentive awards such as individual recognition awards, contests or one-time incentive awards, merchandise or service discounts, equalization payments to expatriates, non-cash awards, benefits in the form of property or the use of property, or other similarfringe benefits or forms of special pay shall not be included in computing Certified Earnings, except as provided in subsection (a) or to the extent such amounts are required to be included in determining the individual's regular rate of pay under the Federal Fair Labor Standards Act for purposes of computing overtime pay thereunder.


                                       -3-

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     (c)  Effective for Plan Years commencing after 1996 and prior to 2000,
          Certified Earnings of a Participant for any Plan Year shall not exceed $160,000. Effective for the Plan Years commencing in 2000 and 2001, Certified Earnings of a Participant for any Plan Year shall not exceed $170,000. Effective for Plan Years commencing during or after 2002, Certified Earnings of a Participant for a Plan Year shall not exceed $200,000, adjusted for each Plan Year to take into account any increase provided for that year in accordance with the Code and regulations prescribed by the Secretary of the Treasury. The dollar increase in effect on January 1 of any calendar year shall apply to Plan Years beginning in that calendar year. If a Plan Year is shorter than 12 months, the limit under this subsection for that year shall be multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

     SEC. 2.7 CODE. "Code" means the Internal Revenue Code of 1986 as from time to time amended.


     SEC. 2.8 COMMON CONTROL. A trade or business entity (whether a corporation, partnership, sole proprietorship or otherwise) is under "Common Control" with another trade or business entity (i) if both entities are corporations which are members of a controlled group of corporations as defined in Code section 414(b), or (ii) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in Code section 414(c), or (iii) if both entities are members of an affiliated service group as defined in Code section 414(m), or (iv) if both entities are required to be aggregated pursuant to regulations under Code section 414(o). Service for all entities under Common Control shall be treated as service for a single employer to the extent required by the Code; provided, however, that an individual shall not be a Qualified Associate by reason of this section. In applying the first sentence of this section for purposes of Article VI, the provisions of subsections (b) and (c) of section 414 of the Code are deemed to be modified as provided in Code section 415(h).

     SEC. 2.9 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974 as from time to time amended.

     SEC. 2.10 FAMILY MEMBER. Family aggregation rules ceased to apply to this Plan effective January 1, 1997.

     SEC. 2.11 FORFEITURES. "Forfeitures" means that part of the Fund so recognized under Sec. 9.2(b).

     SEC. 2.12 FUND. "Fund" means the aggregate of assets described in Sec.
11.1.

     SEC. 2.13 FUNDING AGENCY. "Funding Agency" is a trustee or trustees or an insurance company appointed and acting from time to time in accordance with the provisions of Sec. 11.2 for the purpose of holding, investing, and disbursing all or a part of the Fund.

     SEC. 2.14 HIGHLY COMPENSATED ASSOCIATE. "Highly Compensated Associate" for any Plan Year means an individual described as such in Code section 414(q).

     (a) Commencing January 1, 1997, unless otherwise provided in Code section 414(q), each individual who meets one of the following requirements is a Highly Compensated Associate:


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          (1)  The individual at any time during the current or prior Plan Year was a more than 5-percent owner as defined in Code section 414(q)(2), or was the spouse, child, parent or grandparent of such an owner to whom the owner's stock is attributed pursuant to Code section 318 (regardless of the Compensation of the owner or family member).

          (2) The individual received Compensation from the employer in excess of $80,000 for the prior Plan Year in the case of determinations for Plan Years commencing prior to 2001, or in excess of $85,000 for the prior Plan Year in the case of determinations for Plan Years commencing in 2001 or later.

          (3) The individual is a former employee who had a separation year prior to the current Plan Year and such individual performed services for the employer and was a Highly Compensated Employee for either (i) such separation year, or (ii) any Plan Year ending on or after the individual's 55th birthday. A "separation year" is the Plan Year in which the individual separates from service with the employer. With respect to an individual who separated from service before January 1, 1987, the individual will be included as a Highly Compensated Employee only if the individual was a more than 5-percent owner or received Compensation in excess of $50,000 during (i) the employee's separation year (or the year preceding such separation year), or (ii) any year ending on or after such individual's 55th birthday (or the last year ending before such individual's 55th birthday).

     (b) The dollar amount specified in paragraph (2) of subsection (a) shall be indexed for cost of living increases for each calendar year after 2001 as provided in the applicable Treasury regulations. For any Plan Year, the applicable dollar amount shall be the dollar amount in effect for the calendar year in which the Plan Year commences.

     (c) For purposes of this section, "employer" includes all Participating Employers and all Affiliates, and "individual" includes Leased Employees.


     (d) For purposes of this section, commencing January 1, 1998, "Compensation" means the amount defined as such under Sec. 6.1(f). Prior to that date, "Compensation" means the amount defined as such under Sec. 6.1(f) plus the Pre-Tax Contributions to this Plan and any other elective deferral contributions made by or on behalf of the individual to any other plan maintained by a Participating Employer or an Affiliate which are not includible in the gross income of the individual under Code sections 125, 401(k), 402(h)(1)(B), or 403(b).

     SEC. 2.15 LEASED EMPLOYEE. "Leased Employee" means any person defined as such by Code section 414(n). In general, commencing January 1, 1997, a Leased Employee is any person who is not otherwise an employee of a Participating Employer or an Affiliate (referred to collectively as the "recipient") and who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the recipient. For purposes of the requirements listed in Code section 414(n)(3), any Leased Employee shall be treated as an employee of the recipient, and contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient shall be treated as provided by the recipient. However, if Leased Employees constitute less than 20% of the Participating Employers' non-highly compensated work force within the meaning of Code section 414(n)(5)(C)(ii), those Leased Employees covered by a plan described in Code section 414(n)(5) shall be disregarded. Notwithstanding the foregoing, no Leased Employee shall be a Qualified Associate or a Participant in this Plan.

     SEC. 2.16 NAMED FIDUCIARY. The Company is a "Named Fiduciary" for purposes of ERISA with authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan. Other persons are also Named Fiduciaries under ERISA if so provided thereunder or if so identified by the Company, by action of the Board. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by ERISA or as may be allocated by the Company, by action of the Board.

     SEC. 2.17 NON-HIGHLY COMPENSATED ASSOCIATE. "Non-Highly Compensated Associate" means an individual employed by the Participating Employers who is not a Highly Compensated Associate.

     SEC. 2.18 NORMAL RETIREMENT AGE. "Normal Retirement Age" is the later of age 65 or the fifth anniversary of the date the individual first became a Participant in the Plan.

     SEC. 2.19 PARTICIPANT. A "Participant" is an individual described as such in Article IV.

     SEC. 2.20 PLAN YEAR. A "Plan Year" is the 12-consecutive-month period commencing on January 1, and is the year on which the records of the Plan are kept. However, the first Plan Year is the period commencing on the Effective Date and ending on December 31, 1996.

     SEC. 2.21 PREDECESSOR EMPLOYER. Any corporation, partnership, firm, or individual, a substantial part of the assets and employees of which are acquired by a successor is a "Predecessor Employer" if named in this section, subject to any conditions and limitations with respect thereto imposed by this section; provided, however, that any such corporation, partnership, firm, or individual may be named as a Predecessor Employer only if all of its employees who at the time of the acquisition become employees of the successor and Participants hereunder are treated uniformly, the use of service with it does not produce discrimination in favor of Highly Compensated Associates, and there is no duplication of benefits for such service. To be considered a Predecessor Employer, the acquisition of assets and employees of a corporation, partnership, firm, or individual must be by a Participating Employer, by an Affiliate, or by another Predecessor Employer. Each of the following is a Predecessor Employer for the period prior to the date indicated and subject to such other conditions and limitations, if any, specified with respect thereto:

     (a) Melville Corporation, a New York corporation, and any affiliate of that corporation, for periods of service prior to the Effective Date to the extent that service with such entities was recognized under the provisions of the Melville Plan in effect immediately prior to the Effective Date.

Any other employer shall be a Predecessor Employer if so required by regulations prescribed by the Secretary of the Treasury.

     SEC. 2.22 QUALIFIED ASSOCIATE. "Qualified Associate" means any individual (sometimes referred to herein as an "associate") employed by a Participating Employer who is paid from a payroll maintained in the United States, Puerto Rico or the U.S. Virgin Islands, subject to the following:

     (a) An individual is not a Qualified Associate prior to the date as of which his or her employer becomes a Participating Employer.

     (b) A nonresident alien within the meaning of Code section 7701(b)(1)(B) while not receiving earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) is not a Qualified Associate.

     (c) An individual who is classified by a Participating Employer as temporary is not a Qualified Associate. Notwithstanding anything herein to the contrary, an individual is not a Qualified Associate during any period during which the individual is classified by a Participating Employer as an independent contractor, as an employee of another entity whose services are leased to a Participating Employer, or as any other status in which the person is not treated as a common law employee of a Participating Employer for purposes of withholding of taxes, regardless of the correct legal status of the individual. The previous sentence applies to all periods of such service of an individual who is subsequently reclassified as an employee, whether the reclassification is retroactive or prospective.

     (d) Eligibility of individuals in a collective bargaining unit to participate in the Plan is subject to negotiations with the representative of that unit. During any period that an individual is covered by the provisions of a collective bargaining agreement between a Participating Employer and such representative, he or she shall not be considered a Qualified Associate for purposes of this Plan unless such agreement expressly so provides. For purposes of this section only, such an agreement shall be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

     (e) An individual shall be deemed to be a Qualified Associate during a period of absence from active service which does not result from a Termination of Employment, provided he or she is a Qualified Associate at the commencement of such period of absence.

     SEC. 2.23 SUCCESSOR EMPLOYER. A "Successor Employer" is any entity that succeeds to the business of a Participating Employer through merger, consolidation, acquisition of all or substantially all of its assets, or any other means and which elects before or within a reasonable time after such succession, by appropriate action evidenced in writing, to continue the Plan; provided, however, that in the case of such succession with respect to any Participating Employer other than the Company, the acquiring entity shall be a Successor Employer only if consent thereto is granted by the Company, by action of the Board or a duly authorized officer.

     SEC. 2.24 TOP-HEAVY PLAN. "Top-Heavy Plan" is defined in Sec. 14.2(a).

     SEC. 2.25 VALUATION DATE. "Valuation Date" means the date on which the Fund and Accounts are valued as provided in Article VII. Each business day is a Valuation Date; provided, however, that the Company may designate in a written notice to the Funding Agency that Valuation Dates shall instead occur on the last day of each month or quarter or on such other dates as may be prescribed by the Company.

                                   ARTICLE III

                               SERVICE PROVISIONS
                               ------------------

     SEC. 3.1 EMPLOYMENT COMMENCEMENT DATE. "Employment Commencement Date" means the date on which an individual first performs an Hour of Service for a Participating Employer (whether before or after the Participating Employer becomes such), an Affiliate, or a Predecessor Employer.

     SEC. 3.2 TERMINATION OF EMPLOYMENT. The "Termination of Employment" of an individual for purposes of the Plan shall be deemed to occur upon resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of a Participating Employer, Affiliate, or Predecessor Employer as in effect from time to time, results in the termination of the employer-employee relationship; provided, however, that a Termination of Employment shall not be deemed to occur upon a transfer between any combination of Participating Employers, Affiliates, and Predecessor Employers. Notwithstanding the foregoing, prior to January 1, 2002, a Termination of Employment shall be deemed not to have occurred for purposes of entitling a Participant to distributions from his or her 401-K Account or Special Profit Sharing Account if the Participant has not incurred a "separation from service" or "disability" as defined in applicable regulations, except as provided in Sec. 10.12.

     SEC. 3.3 HOURS OF SERVICE. "Hours of Service" are determined according to the following subsections with respect to each applicable computation period. The Company may round up the number of Hours of Service at the end of each computation period or more frequently as long as a uniform practice is followed with respect to all individuals determined by the Company to be similarly situated for compensation, payroll, and recordkeeping purposes.

     (a) Hours of Service are computed only with respect to service with Participating Employers (for service both before and after the Participating Employer becomes such), Affiliates, and Predecessor Employers and are aggregated for service with all such employers.

     (b) For any portion of a computation period during which a record of hours is maintained for an individual, Hours of Service shall be credited as follows:

          (1) Each hour for which the individual is paid, or entitled to payment, for the performance of duties as an employee for his or her employer during the applicable computation period is an Hour of Service.

          (2) Each hour for which the individual is paid, or entitled to payment, by his or her employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, is an Hour of Service. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours of Service shall not be credited under this paragraph with respect to payments under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws or with respect to a payment which solely reimburses the individual for medical or medically related expenses incurred by the individual.

          (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer is an Hour of Service. Such Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement, or payment is made. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth therein.

          (4) Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

          (5) The Company may use any records to determine Hours of Service which it considers an accurate reflection of the actual facts.

     (c) For any portion of a computation period during which an individual is within a classification for which a record of hours for the performance of duties is not maintained, the individual shall be credited with 45 Hours of Service for each week for which he or she would otherwise be credited with at least one Hour of Service under subsection (b).

     (d) Nothing in this section shall be construed as denying an individual credit for an Hour of Service if credit is required by any federal law other than ERISA. The nature and extent of such credit shall be determined under such other law.

     (e) In no event shall duplicate credit as an Hour of Service be given for the same hour.

     (f) This subsection shall apply to an individual who has service as (i) either a common law employee or a Leased Employee of (ii) either a Participating Employer or Affiliate. For purposes of determining Hours of Service, such an individual shall be considered an employee of the Participating Employer or Affiliate during any period he or she would have been a Leased Employee of such Participating Employer or Affiliate but for the requirement that he or she must have performed services for such Participating Employer or Affiliate on a substantially full-time basis for a period of at least one year. If this Plan is a multiple employer plan as defined in section 2530.210 of the Department of Labor Regulations, service as a leased individual with more than one legal entity shall be aggregated only in accordance with the rules set forth in said section.

     SEC. 3.4 ELIGIBILITY COMPUTATION PERIOD. An individual's first Eligibility Computation Period is the 12-consecutive-month period beginning on his or her Employment Commencement Date. The second Eligibility Computation Period is the Plan Year commencing in said 12-consecutive-month period. Each subsequent Plan Year is an Eligibility Computation Period. For purposes of this section, the Plan Year ending on December 31, 1996 shall be deemed to have commenced on January 1, 1996.

     SEC. 3.5 YEAR OF ELIGIBILITY SERVICE. A "Year of Eligibility Service" is an Eligibility Computation Period in which an individual has at least 1000 Hours of Service.

     SEC. 3.6 VESTING SERVICE. An individual's "Vesting Service" is equal to the aggregate time elapsed between his or her Employment Commencement Date and his or her most recent Termination of Employment or any other date as of which a determination of Vesting Service is to be made, expressed in years and days, subject to the following:

     (a) All Recognized Breaks in Service shall be subtracted. Any periods that would have been included in a Recognized Break In Service if Sec. 3.7(a) did not apply shall also be subtracted.

     (b) If a nonvested individual has had a Recognized Break in Service that was (i) of at least 60 months duration, and (ii) equal to or longer than his or her Vesting Service prior to such break, all Vesting Service prior to such Recognized Break in Service shall be disregarded, subject to the following:

          (1) The individual's Vesting Service prior to a Recognized Break In Service shall not include any Vesting Service disregarded under this section because of any previous Recognized Break In Service.

          (2) For purposes of this subsection, a "nonvested individual" is an individual who has no vested right to an accrued benefit under the Plan derived from employer contributions (including Pre-Tax Contributions).

     (c) All Vesting Service prior to the date an individual attains age 18 shall be disregarded.

     (d) Notwithstanding anything in the foregoing provisions of this section to the contrary, in the case of an individual who was a Qualified Associate on the Effective Date, the individual shall be credited with Vesting Service as of the day preceding the Effective Date equal to the Vesting Service credited to the individual as of that date under the Melville Plan.

     (e) For purposes of converting days into years, 365 days constitute one year.

     SEC. 3.7 RECOGNIZED BREAK IN SERVICE. A "Recognized Break in Service" is a period of at least 12 consecutive months duration which begins on the day on which an individual's Termination of Employment occurs. A Recognized Break in Service ends, if ever, on the day on which the individual again performs an Hour of Service for a Participating Employer, an Affiliate or a Predecessor Employer.

     (a) If an individual is absent from work for maternity or paternity reasons, the 12-month period beginning with the first day of such absence shall not be included in a Recognized Break In Service.

     (b) For purposes of subsection (a), an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     SEC. 3.8 PERIODS OF MILITARY SERVICE. Effective May 26, 1996, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

                                   ARTICLE IV

                               PLAN PARTICIPATION
                               ------------------

     SEC. 4.1 ENTRY DATE. Commencing January 1, 2002, "Entry Date" means each day of the Plan Year.

     SEC. 4.2 ELIGIBILITY FOR PARTICIPATION. Each individual who was a Participant in the Plan on December 31, 2001 and who is a Qualified Associate on January 1, 2002 shall be a Participant on January 1, 2002. Commencing January 1, 2002, eligibility to participate in the Plan shall be determined as follows:

     (a) An individual employed by a Participating Employer shall become a Participant in the Plan on the earliest Entry Date (on or after the date the Plan becomes effective with respect to his or her Participating Employer) on which all of the following requirements are met:

          (1)  He or she is a Qualified Associate.

          (2)  He or she satisfies one of the following requirements:

               (A) The individual has completed 90 days of continuous service prior to the Entry Date in a position in which he or she is regularly scheduled to work 30 or more hours per week.

               (B) The individual has completed one Year of Eligibility Service during an Eligibility Computation Period that ended prior to the Entry Date.

              (3)   He or she has attained age 21 prior to the Entry Date.

     (b) If a former Participant is reemployed and meets the requirements of subsection (a) on the date of rehire, he or she will become a Participant again on that date.

     (c) If a former employee who was not previously a Participant is reemployed as a Qualified Associate, and if the individual meets the requirements of subsection (a) on the date of rehire, the individual shall become a Participant on the date of rehire. However, if the individual was not a Qualified Associate at any time between the Effective Date and the date of rehire and has incurred a Plan Year in which he or she had 500 or fewer hours of Service, service prior to such break shall not be recognized for purposes of this subsection until the individual has completed a new Year of Eligibility Service following the break.

     (d) If an individual employed by a Participating Employer or an Affiliate who is neither a Participant nor a Qualified Associate is transferred to a position in which he or she is a Qualified Associate, and if the individual meets the eligibility requirements of subsection (a) on the date of the transfer, the individual shall become a Participant on the date of transfer.

     SEC. 4.3 DURATION OF PARTICIPATION. A Participant shall continue to be such until the later of:

     (a)  The Participant's Termination of Employment.

     (b) The date all benefits, if any, to which the Participant is entitled hereunder have been distributed from the Fund.

     SEC. 4.4 NO GUARANTEE OF EMPLOYMENT. Participation in the Plan does not constitute a guarantee or contract of employment with the Participating Employers. Such participation shall in no way interfere with any rights the Participating Employers would have in the absence of such participation to determine the duration of an individual's employment.

                                    ARTICLE V

                                  CONTRIBUTIONS
                                  -------------

     SEC. 5.1 PRE-TAX CONTRIBUTIONS. Each Active Participant may elect to have his or her Participating Employer make Pre-Tax Contributions on his or her behalf, subject to the following:

     (a) Commencing January 1, 2002, the Participant may elect to have his or her current earnings reduced by any whole percent the Participant may designate, but not exceeding 30% of Certified Earnings. Prior to that date, the Participant may elect to have his or her current earnings reduced by any whole percent the Participant may designate, but not exceeding 10% of Certified Earnings in the case of any Participant whose total compensation (as defined in Sec. 2.15(d)) for the preceding Plan Year was more than $80,000 (or such higher or lower dollar amount as the Company may prescribe for the Plan Year), and not exceeding 15% of Certified Earnings in the case of any other Participant. This election may only be made pursuant to a salary reduction agreement. The agreement shall be in such form and executed subject to such rules as the Company may prescribe. Each election shall apply only to earnings which become payable after the election is filed with the Company or its agent. Each election shall continue in effect until a new election is filed pursuant to this section.

     (b) Each Participating Employer will make a Pre-Tax Contribution with respect to each Participant in its employ who elects to have earnings for that period reduced pursuant to this section. The amount of the contribution will be equal to the amount by which the Participant's earnings were reduced.

     (c) The salary reduction agreement may be effective as of the first day of the first pay period beginning on or after the date on which the individual becomes a Participant or the first day of any subsequent pay period; provided that the individual has filed the agreement with the Company or its designated agent prior to the deadline established by the Company for the effective date, which deadline may vary depending on the form in which the election is filed.

     (d) An Active Participant may amend his or her salary reduction agreement to increase or decrease the contribution rate effective as of the first day of any pay period by filing an approved amendment with the Company or its designated agent, in a manner authorized by the Company, prior to the deadline established by the Company from time to time for such amendments.

     (e) An Active Participant may discontinue making Pre-Tax Contributions at any time by filing an election with the Company or its designated agent. That election shall be effective as of the first pay period beginning after the election is filed, provided it is filed before the deadline established by the Company for that pay period. The Participant may thereafter resume Pre-Tax Contributions as of the first day of any subsequent pay period by filing a new salary reduction agreement prior to the deadline established by the Company from time to time for such elections.

     (f) All Pre-Tax Contributions by a Participant shall cease when the Participant ceases to be a Qualified Associate.

     (g) Effective January 1, 2002, Pre-Tax Contributions by a Participant for any calendar year may not exceed $11,000, and shall cease at the point that limit is reached during the year. The limit in the previous sentence shall be adjusted for any increases provided for any calendar year after 2002 in accordance with the Code or regulations issued by the Secretary of the Treasury. The limit in this subsection does not apply to any catch-up contributions permitted by the Plan which are subject to Code section 414(v) and subsection (j) of this section.

     (h) Notwithstanding the foregoing provisions, if the Participant has received a hardship distribution from this Plan in accordance with Sec. 9.4(a) or from any other plan maintained by a Participating Employer or by an Affiliate, Pre-Tax Contributions on behalf of the Participant shall be suspended in accordance with Sec. 9.4(a)(2)(C), and the limit under subsection (g) for the applicable year or years shall be modified as provided in Sec. 9.4(a)(2)(D).

     (i) If a Participant's Pre-Tax Contributions are suspended under subsection (h), the Participant may elect to recommence Pre-Tax Contributions effective as of the first day of the first pay period immediately following the end of the applicable suspension period or as of any subsequent pay period by filing a new election form prior to the deadline established by the Company for such elections.

     (j) Commencing January 1, 2002, each Participant who is eligible to make Salary Reduction Contributions under this section for a Plan Year and who will have attained age 50 on or before the last day of the Plan Year may elect to make Catch-up Contributions in accordance with, and subject to the limitations of, Code section 414(v) and any applicable Treasury regulations or IRS Notices or Announcements. Catch-up Contributions by a Participant shall be limited to $1,000 for the Plan Year commencing in 2002, as adjusted for subsequent Plan Years to reflect any increases provided in accordance with the Code or regulations issued by the Secretary of the Treasury. Such Catch-up Contributions shall be disregarded for purposes of the limitations under Code sections 402(g) and 415, and for purposes of applying Sections 5.1(g), 5.5 and 6.1 of this Plan. The Plan shall not be treated as failing to satisfy the requirements of Code sections 401(a)(4), 401(k)(3), 401(k)(12), 410(b) or 416, Sec. 5.4 or Article
          XIV of this Plan, or any other provision of this Plan implementing said Code provisions, by reason of the making of such Catch-up Contributions. Catch-up Contributions shall be made pursuant to such rules and procedures as the Company may establish from time to time, which shall be consistent with the Code and any applicable regulations.


     SEC. 5.2 MATCHING CONTRIBUTIONS. The Participating Employers will match each Participant's Pre-Tax Contributions as follows:

     (a) If the Participant is credited with at least three full years of Vesting Service prior to the first day of a calendar month, the Matching Contribution for the Participant for pay periods ending during that month will be equal to 50% of the Pre-Tax Contributions made by the Participant for pay periods ending during that month. If the Participant is credited with less than three full years of Vesting Service prior to the first day of a calendar month, the Matching Contribution will be equal to 25% of the Pre-Tax Contributions made by the

          Participant for pay periods ending during that month. In either case, all Pre-Tax Contributions for a month in excess of 4% of the Participant's Certified Earnings for pay periods ending during the month will be disregarded in applying this subsection (a). In the case of any individual who was not a Qualified Associate on the Effective Date, any Vesting Service prior to the Effective Date for any employer that is not a Participating Employer shall be disregarded for purposes of this section.

     (b) No Matching Contribution will be made with respect to any Pre-Tax Contribution related to earnings for pay periods beginning prior to the first Entry Date on which the individual has completed one year of Eligibility Service during an Eligibility Computation Period that ended prior to the Entry Date.

     (c) No Matching Contribution will be made with respect to any amount by which the Participant's Pre-Tax Contributions must be reduced pursuant to Sec. 5.4, Sec. 5.5, Sec. 5.7 or Sec. 6.1. Any such Matching Contributions which are made before the amount of the reduction is determined shall be forfeited and shall be applied as a credit against future contributions from the Participating Employers.

     (d) Any Forfeitures for a Plan Year which are not used to reinstate Accounts pursuant to Sec. 9.2(b), and which the Company does not direct are to be allocated as Special Profit Sharing Contributions under Sec. 5.3(b) or used to pay Plan expenses, shall be credited against the future Matching Contributions due from the Participating Employers.

     SEC. 5.3 PROFIT SHARING CONTRIBUTIONS. For each Plan Year the Company shall determine whether it will make a Profit Sharing Contribution to the Fund for such Plan Year and, if it is determined that a contribution will be made, the amount of the contribution or the formula by which the amount of the contribution will be calculated. The contribution of each Participating Employer other than the Company for a Plan Year shall be an amount which is the same percent of the Certified Earnings of Participants in its employ who are eligible to share in the contribution for that year as the contribution of the Company for the Plan Year bears to the total Certified Earnings of Participants in its employ who are eligible to share in the contribution for that year, unless the Participating Employer determines that its contribution for such Plan Year shall be in a different amount and also determines the amount or the formula by which the amount of the contribution shall be calculated. Profit Sharing Contributions shall be paid to the Funding Agency designated by the Company.

     (a) To be eligible to share in the Profit Sharing Contributions of a Participating Employer for a Plan Year, a Participant (i) must have been an Active Participant at some time during the Plan Year, (ii) must be employed by the Participating Employer or an Affiliate on the last day of the Plan Year, (iii) must have completed at least 1,000 Hours of Service during the Plan Year, and (iv) must have completed at least one Year of Eligibility Service during Eligibility Computation Periods that ended prior to December 31 of that Plan Year. Profit Sharing Contributions of a Participating Employer shall be allocated in proportion to the Certified Earnings from that Participating Employer of those eligible Participants who are employed by that Participating Employer.

     (b) The Company may designate that part or all of the Profit Sharing Contribution of the Participating Employers under this section for a Plan Year shall be classified as a Special Profit Sharing Contribution which shall be used to satisfy the requirements of Sec. 5.4(c) and/or Sec. 5.6(c) for that Plan Year. The Company may also designate that some or all of the Forfeitures for a Plan Year which are not used to reinstate Accounts pursuant to Sec. 9.2(b) shall be allocated as Special Profit Sharing Contributions. The Company shall designate whether the Special Profit Sharing Contribution will be allocated (i) among all those Participants who satisfy the requirements of subsection (a), or (ii) only among the Non-Highly Compensated Associates who satisfy those requirements, or (iii) among those Non-Highly Compensated Associates included in the tests under Sec. 5.4 and/or Sec. 5.6, whether or not they satisfy the requirements of subsection (a). The Company shall also designate whether the Special Profit Sharing Contribution shall be allocated (i) in proportion to the Certified Earnings of the eligible Participants, or (ii) first to the eligible Participant with the lowest amount of Certified Earnings until he or she has received the maximum allocation permitted under Sec. 6.1, and then to the next lowest paid eligible Participant, and so on until the entire amount has been allocated. Notwithstanding any provisions of the Plan to the contrary, any contributions that are classified as Special Profit Sharing Contributions shall be placed in a separate Account as provided in Sec. 7.1, may not be withdrawn prior to Termination of Employment except as required under Sec. 10.1, and shall be 100% vested and nonforfeitable when made.

     SEC. 5.4 ADJUSTMENT OF CONTRIBUTIONS REQUIRED BY CODE SECTION 401(k). If necessary to satisfy the requirements of Code section 401(k), Pre-Tax Contributions shall be adjusted in accordance with the following commencing January 1, 1997:

     (a) Each Plan Year, the "deferral percentage" will be calculated for each Active Participant. Each Participant's deferral percentage is calculated by dividing the amount referred to in paragraph (1) by the amount referred to in paragraph (2):

          (1) The total Pre-Tax Contributions (including Excess Deferrals of Highly Compensated Associates distributed under Sec. 5.5 but excluding Excess Deferrals of Non-Highly Compensated Associates that arise solely from contributions made under plans of the Participating Employers or Affiliates), if any, allocated to the Participant's Accounts with respect to the Plan Year. The Company may also elect to include all or part of the Special Profit Sharing Contributions to be allocated to the Participant's Accounts with respect to that Plan Year, provided that the provisions of Treasury Regulation ss. 1.401(k)-1(b) are satisfied.

          (2) The Participant's Compensation with respect to the Plan Year. For purposes of this section, a Participant's "Compensation" for the Plan Year means compensation determined according to a definition selected by the Company for that year which satisfies the requirements of Code section 414(s). The same definition of Compensation shall be used for all Participants for a particular Plan Year, but different definitions may be used for different Plan Years. The Company shall also determine whether Compensation includes or does not include the Pre-Tax Contributions to this Plan and any contributions made pursuant to a salary reduction agreement by or on behalf of the Participant to any other plan which meets the requirements of Code sections 125, 401(k), 402(h)(1)(B) or 403(b), or of Code section 132(f)(4) commencing January 1, 2001, and whether or not it includes amounts paid prior to the date an individual became a Participant. Compensation shall be subject to the limit provided under Sec. 2.6(c).

          (3) For the short Plan Year commencing on the Effective Date, paragraphs (1) and (2) shall be applied based on contributions for and Compensation during the period beginning on the Effective Date and ending on December 31, 1996.

     (b) Each Plan Year, the average deferral percentage for Active Participants who are Highly Compensated Associates and the average deferral percentage for Active Participants who are Non-Highly Compensated Associates will be calculated. A separate average deferral percentage shall be calculated for Active Participants in a collective bargaining unit who are required to be disaggregated pursuant to applicable Treasury Regulations. Such Participants shall be disregarded in calculating the average deferral percentage for Active Participants who are not in such collective bargaining units. In each case, the average is the average of the percentages calculated under subsection (a) for each of the individuals in the particular group.

          (1) The deferral percentage for each Participant and the average deferral percentage for a particular group of individuals shall be calculated to the nearest one-hundredth of one percent.

          (2) For Plan Years commencing on or after January 1, 1997, the average deferral percentage for Active Participants who are Non-Highly Compensated Associates that is used in applying this section for a particular Plan Year shall be the percentage determined for the current Plan Year unless the Company elects to use the percentage for the preceding Plan Year in accordance with applicable regulations.

     (c) If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

          (1) The average deferral percentage for Participants who are Highly Compensated Associates is not more than 1.25 times the average deferral percentage for Participants who are Non-Highly Compensated Associates.

          (2) The excess of the average deferral percentage for Participants who are Highly Compensated Associates over the average deferral percentage for Participants who are Non-Highly Compensated Associates is not more than two percentage points, and the average deferral percentage for such Highly Compensated Associates is not more than 2 times the average deferral percentage for such Non-Highly Compensated Associates.

          The requirements of this subsection (c) shall be applied separately with respect to Participants in a collective bargaining unit who are required to be disaggregated pursuant to applicable Treasury Regulations.

     (d) If neither of the requirements of subsection (c) is satisfied, then the Pre-Tax Contributions with respect to Highly Compensated Associates shall be reduced, beginning with the contributions representing the greatest dollar amount per Participant, to the extent necessary to make the aggregate dollar amount of such reductions equal to the amount by which the Pre-Tax Contributions (prior to such reduction) had exceeded the requirements of subsection (c)(1) or
          (c)(2), whichever is less. Such reduction shall be made in accordance with the methodology prescribed at the time of the reduction by the Internal Revenue Service under Notice 97-2 or other applicable Notices or Treasury Regulations.

     (e) At any time during the Plan Year, the Company may make an estimate of the amount of Pre-Tax Contributions by Highly Compensated Associates that will be permitted under this section for the year and may reduce the percent specified in Sec. 5.1(a) for such Participants to the extent the Company determines in its sole discretion to be necessary to satisfy at least one of the requirements in subsection (c).

     (f) If Pre-Tax Contributions with respect to a Highly Compensated Associates are reduced pursuant to subsection (d), the Excess Pre-Tax Contributions shall be distributed, subject to the following:

          (1) For purposes of this subsection, "Excess Pre-Tax Contributions" mean the amount by which Pre-Tax Contributions for Highly Compensated Associates have been reduced under subsection (d).

          (2) Excess Pre-Tax Contributions (adjusted for income or losses allocable thereto as specified in paragraph (3), if any) shall be distributed to Participants on whose behalf such excess contributions were made for the Plan Year no later than the last day of the following Plan Year. Furthermore, the Company shall attempt to distribute such amount by the 15th day of the third month following the Plan Year for which the excess contributions were made to avoid the imposition on the Participating Employers of an excise tax under Code section 4979.

          (3) Income or losses allocable to Excess Pre-Tax Contributions for the Plan Year shall be determined by multiplying the amount of income or loss for the Plan Year which is allocable to the Participant's Pre-Tax Contributions (and to other amounts credited to the Participant that the Company elects to include under subsection (a)(1)) by a fraction. The numerator of the fraction is the Participant's Excess Pre-Tax Contributions for the Plan Year. The denominator of the fraction is the total balance in the Participant's Accounts attributable to Pre-Tax Contributions (and to other amounts the Company has elected to include under subsection (a)(1)) on the first day of the Plan Year, plus Pre-Tax Contributions for the Plan Year and any other amounts the Company has elected to include under subsection
               (a)(1) for the Plan Year.

          (4) The amount of Excess Pre-Tax Contributions and income or losses allocable thereto which would otherwise be distributed pursuant to this subsection shall be reduced, in accordance with regulations, by the amount of Excess Deferrals and income or losses allocable thereto previously distributed to the Participant pursuant to Sec. 5.5 for the calendar year ending with or within the Plan Year.

     (g) The deferral percentage for any Participant who is a Highly Compensated Associate for the Plan Year, and who is eligible to participate in two or more plans with cash or deferred arrangements described in Code section 401(k) to which any Participating Employer or Affiliate contributes, shall be determined as if all employer contributions were made under a single arrangement unless mandatorily disaggregated pursuant to regulations under Code section 401(k). This subsection shall be applied by treating all cash or deferred arrangements with Plan Years ending within the same calendar year as a single arrangement.

     (h) If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Code section 401(a)(4) or Code section 410(b), the cash or deferred arrangements shall be treated as one for the purposes of applying the provisions of this section unless mandatorily disaggregated pursuant to regulations under Code section 401(k).

     (i) If the entire Account balance of a Highly Compensated Associate has been distributed during the Plan Year in which an excess arose, the distribution shall be deemed to have been a corrective distribution of the excess and income attributable thereto to the extent that a corrective distribution would otherwise have been required under subsection (f) of this section, Sec. 5.5 or Sec. 5.6(f).

     (j) A corrective distribution of excess contributions under subsection (f) of this section, Excess Aggregate Contributions under Sec. 5.6(f), or Excess Deferrals under Sec. 5.5 may be made without regard to any notice or Participant or spousal consent required under Article VIII or X.

     (k) In the event of a complete termination of the Plan during the Plan Year in which an excess arose, any corrective distribution under subsection (f) of this section or Sec. 5.6(f) shall be made as soon as administratively feasible after the termination, but in no event later than 12 months after the date of termination.

     SEC. 5.5 DISTRIBUTION OF EXCESS DEFERRALS. Notwithstanding any other provisions of the Plan, Excess Deferrals for a calendar year and income or losses allocable thereto shall be distributed no later than the following April 15 to Participants who claim such Excess Deferrals, subject to the following:

     (a) For purposes of this section, "Excess Deferrals" means the amount of Pre-Tax Contributions for a calendar year that the Participant claims pursuant to the procedure set forth in subsection (b) because the total amount deferred for the calendar year, disregarding any catch-up contributions subject to Code section 414(v) and Sec. 5.1(j), exceeds $11,000 for 2002, adjusted as provided in Code section 402(g) or applicable Treasury regulations for subsequent calendar years, or such other limit imposed on the Participant for that year under Code section 402(g).

     (b) The Participant's written claim, specifying the amount of the Participant's Excess Deferral for any calendar year, shall be submitted to the Company no later than the March 1 following such calendar year. The claim shall include the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Code section 401(k), 403(b), or 408(k), exceed the limit imposed on the Participant by Code section 402(g) for the year in which the deferral occurred. A Participant shall be deemed to have submitted such a claim to the extent the Participant has Excess Deferrals for the calendar year taking into account only contributions under this Plan and any other plan maintained by a Participating Employer or an Affiliate.

     (c) Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted to include income or losses allocable thereto using the same method specified for excess Pre-Tax Contributions under Sec. 5.4(f)(3).

     (d) The amount of Excess Deferrals and income allocable thereto which would otherwise be distributed pursuant to this section shall be reduced, in accordance with applicable regulations, by the amount of excess Pre-Tax Contributions and income allocable thereto previously distributed to the Participant pursuant to Sec. 5.4 for the Plan Year beginning with or within such calendar year, and by the amount of any deferrals properly distributed as excess annual additions under Sec. 6.1.

     SEC. 5.6 ADJUSTMENT OF CONTRIBUTIONS REQUIRED BY CODE SECTION 401(m). After the provisions of Sec. 5.4 and Sec. 5.5 have been satisfied, the requirements set forth in this section must also be met. If necessary to satisfy the requirements of Code section 401(m), Matching Contributions shall be adjusted in accordance with the following commencing January 1, 1997:

     (a) Each Plan Year, the "contribution percentage" will be calculated for each Active Participant (other than an Active Participant who is in a collective bargaining unit required to be disaggregated pursuant to Treasury Regulation ss. 1.401(m)-1(b)(3)(ii)). Each Participant's contribution percentage is calculated by dividing the amount referred to in paragraph (1) by the amount referred to in paragraph (2).

          (1) The total Matching Contributions under Sec. 5.2, if any, allocated to the Participant's Accounts with respect to the Plan Year. The Company may also elect to include all or part of the Pre-Tax Contributions and Special Profit Sharing Contributions to be allocated to the Participant's Accounts with respect to that Plan Year, provided that the requirements of Treasury Regulation ss.1.401(m)-1(b) are satisfied and provided that the requirements of Sec. 5.4 are met before such contributions are used under this section and continue to be met after the exclusion for purposes of Sec. 5.4 of those contributions that are used to satisfy the requirements of this section. However, any Matching Contributions that are forfeited, either to correct excess contributions under subsection (f) of this section, or because the contributions to which they relate are Excess Pre-Tax Contributions under Sec. 5.4, Excess Deferrals under Sec. 5.5 or excess contributions under subsection (f) of this section, shall be disregarded.

          (2) The Participant's Compensation with respect to the Plan Year For purposes of this section, "Compensation" has the same meaning as provided in Sec. 5.4(a)(2).

          (3) For the short Plan Year commencing on the Effective Date, paragraphs (1) and (2) shall be applied based on contributions for and Compensation during the period beginning on the Effective Date and ending on December 31, 1996.

     (b) Each Plan Year, the average contribution percentage of Active Participants who are Highly Compensated Associates and the average contribution percentage for Active Participants who are Non-Highly Compensated Associates will be calculated. In each case, the average is the average of the percentages calculated under subsection (a) for each of the individuals in the particular group. In calculating average contribution percentages, Participants employed in a collective bargaining unit required to be disaggregated pursuant to applicable Treasury Regulations shall be disregarded.

          (1) The contribution percentage for each Participant and the average contribution percentage for a particular group of Participants shall be calculated to the nearest one-hundredth of one percent.

          (2) For Plan Years commencing on or after January 1, 1997, the average contribution percentage for Active Participants who are Non-Highly Compensated Associates that is used in applying this section for a particular Plan Year shall be the percentage determined for the current Plan Year unless the Company elects to use the percentage for the preceding Plan Year in accordance with applicable regulations.

     (c) If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

          (1) The average contribution percentage for Participants who are Highly Compensated Associates is not more than 1.25 times the average contribution percentage for Participants who are Non-Highly Compensated Associates.

          (2) The excess of the average contribution percentage for Participants who are Highly Compensated Associates over the average contribution percentage for Participants who are Non-Highly Compensated Associates is not more than two percentage points, and the average contribution percentage for such Highly Compensated Associates is not more than 2 times the average contribution percentage for such Non-Highly Compensated Associates.

     (d) If neither of the requirements of subsection (c) is satisfied, then the Matching Contributions with respect to Highly Compensated Associates shall be reduced, beginning with the contributions representing the greatest dollar amount per Participant, to the extent necessary to make the aggregate dollar amount of such reductions equal to the amount by which the Matching Contributions (prior to such reduction) had exceeded the requirements of subsection (c)(1) or
          (c)(2), whichever is less. Such reduction shall be made in accordance with the methodology prescribed at the time of the reduction by the Internal Revenue Service under Notice 97-2 or other applicable Notices or Treasury Regulations.

     (e) At any time during the Plan Year, the Company may make an estimate of the amount of Matching Contributions on behalf of Highly Compensated Associates that will be permitted under this section for the year. If the Company determines in its sole discretion that reductions are necessary to assure that at least one of the requirements in subsection (c) are satisfied, the Company may take written action modifying Sec. 5.2 to reduce or eliminate Matching Contributions for Highly Compensated Associates with respect to Certified Earnings to be paid from the date such action is adopted to the end of the Plan Year.

     (f) If contributions with respect to a Highly Compensated Associate are reduced pursuant to subsection (d), the Excess Aggregate Contributions shall be treated as follows:

          (1) For purposes of this subsection, "Excess Aggregate Contributions" mean the amount by which Matching Contributions must be reduced under subsection (d).

          (2) Excess Matching Contributions (adjusted for income or losses allocable thereto) shall be forfeited (if otherwise forfeitable under the provisions of Sec. 9.2 if the Participant were to terminate employment on the last day of the Plan Year for which the contribution was made). Excess Matching Contributions which are non-forfeitable (adjusted for income or losses allocable thereto) shall be distributed to Participants on whose behalf such excess contributions were made for the Plan Year no later than the last day of the following Plan Year. Furthermore, the Company shall attempt to distribute such amount by the 15th day of the third month following the Plan Year for which the excess contributions were made to avoid the imposition on the Participating Employers of an excise tax under Code section 4979.

          (3) Income or losses allocable to Excess Aggregate Contributions shall be determined in the same manner specified for Excess Pre-Tax Contributions under Sec. 5.4(f)(3).

          (4) Amounts forfeited by Highly Compensated Associates pursuant to paragraph (2) shall be applied to reduce future Matching Contributions as provided in Sec. 5.2.

     (g) The contribution percentage for any Participant who is a Highly Compensated Associate for the Plan Year, and who is eligible to make nondeductible employee contributions or to receive matching contributions under two or more plans described in Code section 401(a) that are maintained by the Participating Employers or any Affiliate, shall be determined as if all such contributions were made under a single arrangement unless mandatorily disaggregated pursuant to regulations under Code section 401(m).

     (h) If two or more plans maintained by the Participating Employers or Affiliates are treated as one plan for purposes of satisfying the eligibility requirements of Code section 410(b), those plans must be treated as one plan for purposes of applying the provisions of this section unless mandatorily disaggregated pursuant to regulations under Code section 401(m).

     (i) Notwithstanding the foregoing, for Plan Years commencing prior to 2002, if neither subparagraph (c)(1) of this section nor Sec. 5.4(c)(1) was satisfied, the requirements set forth in Sec. 5.7 must also be satisfied.

     SEC. 5.7 MULTIPLE USE OF THE ALTERNATIVE LIMITATIONS. This section does not apply to Plan Years commencing on or after January 1, 2002. Prior to that date, if neither Sec. 5.4(c)(1) nor Sec. 5.6(c)(1) was satisfied, the following additional requirements must also be satisfied:

     (a) The sum of the following two amounts must not exceed the greater of the limit determined under subsection (b) or the limit determined under subsection (c):

          (1) The average deferral percentage for Highly Compensated Associates (determined under Sec. 5.4(b) following any adjustments required by Sec. 5.4).

          (2) The average contribution percentage for Highly Compensated Associates (determined under Sec. 5.6(b) following any adjustments required by Sec. 5.6).

     (b)  The limit under this subsection is the sum of the following amounts:

          (1)  1.25 multiplied by the greater of:

               (A) The average deferral percentage for Non-Highly Compensated Associates (determined under Sec. 5.4(b) following any adjustments required by Sec. 5.4), or

               (B) The average contribution percentage for Non-Highly Compensated Associates (determined under Sec. 5.6(b) following any adjustments required by Sec. 5.6).

          (2)  Two percentage points plus the lesser of:

               (A) The average deferral percentage for Non-Highly Compensated Associates, or

               (B) The average contribution percentage for Non-Highly Compensated Associates.

               Notwithstanding the foregoing, the amount under this paragraph
               (2) cannot exceed the lesser of (A) or (B) above, multiplied by two, or such other limit as may be prescribed by Treasury Regulations.

     (c) The limit under this subsection (c) is the amount that would be determined under subsection (b) by:

          (1) Substituting "lesser" for "greater" in paragraph (1) of subsection (b), and

          (2) Substituting "greater" for "lesser" each place that word appears in paragraph (2) of subsection (b).

     (d) If the amount determined under subsection (a) exceeds the greater of the limits determined under subsections (b) and (c), an additional amount must be treated as Excess Pre-Tax Contributions and distributed under Sec. 5.4. In addition, any Matching Contributions attributable to those Pre-Tax Contributions shall be treated as forfeited and shall be applied as a credit against future contributions from the Participating Employers. Appropriate adjustments under this subsection must be made pursuant to Treasury regulations until the sum of the average deferral percentage and average contribution percentage for Highly Compensated Associates is equal to the greater of the limits determined under subsections (b) and (c).

     (e) For Plan Years commencing on or after January 1, 1997, this section shall be applied in accordance with the provisions of IRS Notice 97-2 or other applicable Notices or Treasury Regulations.

     SEC. 5.8 TIME OF CONTRIBUTIONS. Pre-Tax Contributions, Matching Contributions, and Profit Sharing Contributions by a Participating Employer for a Plan Year shall be paid to the Funding Agency no later than the time (including extensions thereof) prescribed by law for filing the employer's federal income tax return for the tax year in which the Plan Year ends. Pre-Tax Contributions and any other contributions taken into account under Sec. 5.4(a)(1) shall be paid to the Funding Agency no later than 12 months following the end of the Plan Year, if earlier. In addition, Pre-Tax Contributions or Matching Contributions shall be paid to the Funding Agency by any earlier date that may be specified in Treasury or Department of Labor regulations.

     SEC. 5.9 ALLOCATIONS. Contributions under Sections 5.1, 5.2, and 5.3 shall be allocated to the Accounts of Participants as follows:

     (a) Pre-Tax Contributions with respect to each Participant electing deferrals pursuant to Sec. 5.1 for a Plan Year shall be allocated to the 401(k) Account of each such Participant as of the last day of the Plan Year.

     (b) Matching Contributions for a Plan Year, and the Forfeitures credited against such Contributions, shall be allocated to the Matching Account of each eligible Participant as of the last day of the Plan Year.

     (c) Profit Sharing Contributions and Special Profit Sharing Contributions for a Plan Year shall be allocated to the Profit Sharing Account or Special Profit Sharing Account, as the case may be, of each eligible Participant as of the last day of the Plan Year.

     (d) Allocations shall be reflected in Accounts as provided in Article VII. However, the Funding Agency shall treat contributions as though they had been allocated to the Accounts as of the Valuation Date coinciding with or following the date they were deposited with the Funding Agency for purposes of allocating investment gains and losses pursuant to Sec. 7.2 and Sec. 7.3.

     SEC. 5.10 LIMITATIONS ON CONTRIBUTIONS. In no event shall the amount of a Participating Employer's contribution under this Article for any Plan Year exceed the lesser of:

     (a) The maximum amount allowable as a deduction in computing its taxable income for that Plan Year for federal income tax purposes.

     (b) The aggregate of the amount of contributions by such Participating Employer that may be allocated to the Accounts of each Participant under the provisions of Article VI.

                                   ARTICLE VI

                            LIMITATION ON ALLOCATIONS
                            -------------------------

     SEC. 6.1 LIMITATION ON ALLOCATIONS. Notwithstanding any provisions of the Plan to the contrary, allocations to Participants under the Plan shall not exceed the maximum amount permitted under Code section 415. For purposes of the preceding sentence, the following rules shall apply unless otherwise provided in Code section 415:

     (a) The Annual Additions with respect to a Participant for any Plan Year shall not exceed the lesser of:

          (1) $30,000 for Plan Years ending prior to 2001, $35,000 for the Plan Year ending in 2001, and $40,000 for Plan Years commencing in 2002 or later, adjusted for each subsequent Plan Year to reflect cost of living increases for that Plan Year provided under Code section 415(d) or published by the Secretary of the Treasury.

          (2) 25% of the Compensation of such Participant for Plan Years commencing prior to 2002, and 100% of the Compensation of such Participant for Plan Years commencing in 2002 or later. This paragraph (2) shall not apply to any contribution for medical benefits after separation from service within the meaning of Code sections 401(h) or 419A(f)(2) which is otherwise treated as an Annual Addition.

     (b) If a Participant is also a participant in one or more other defined contribution plans maintained by a Participating Employer or an Affiliate, and if the amount of employer contributions and forfeitures otherwise allocated to the Participant for a Plan Year must be reduced to comply with the limitations under Code section 415, such allocations under this Plan and each of such other plans shall be reduced pro rata in the sequence specified in subsection (c), and pro rata within each category within that sequence, to the extent necessary to comply with said limitations, except that reductions to the extent necessary shall be made in allocations under profit sharing plans and stock bonus plans before any reductions are made under money purchase plans.

     (c) If for any Plan Year the limitation described in subsection (a) would otherwise be exceeded by contributions to this Plan with respect to any Participant, the Participant's Annual Additions shall be adjusted in the following sequence, but only to the extent necessary to reduce Annual Additions to the level permitted in subsection (a):

          (1) The Participant's after-tax voluntary employee contributions for the Plan Year, if any, shall be refunded to the Participant during the Plan Year or as soon as reasonably possible following the end of the Plan Year.

          (2) The Participant's Pre-Tax Contributions for the Plan Year, if any, shall be reduced, and that amount shall be refunded to the Participant.

          (3) If, after the adjustments in paragraphs (1) and (2) there is an excess amount with respect to a Participant for a Plan Year, such excess amount shall be held unallocated in a suspense account. The suspense account will be applied to reduce future employer contributions for all Participants in the current Plan Year, the next Plan

               Year, and in each succeeding Plan Year, if necessary. The suspense account will participate in the allocation of the investment gains and losses of the Fund and the value of such account will be considered in valuing other Accounts under the Plan.

          (4) Any amounts refunded under paragraphs (1) or (2) shall be disregarded for purposes of applying the limits under Sec. 5.4, Sec. 5.5 and Sec. 5.6.

     (d) Code section 415(e) ceased to apply to this Plan effective January 1, 2000.

     (e) For purposes of this section, "Annual Additions" means the sum of the following amounts allocated to a Participant for a Plan Year under this Plan and all other defined contribution plans maintained by a Participating Employer or an Affiliate in which he or she participates:

          (1) Employer contributions, including Pre-Tax Contributions made under this Plan. Excess Pre-Tax Contributions, and Excess Aggregate Contributions which are distributed under the provisions of Article V are included in Annual Additions, but Excess Deferrals which are distributed under Sec. 5.5 are not included in Annual Additions.

          (2)  Forfeitures, if any.

          (3)  Voluntary non-deductible contributions, if any.

          (4) Amounts attributable to medical benefits as described in Code sections 415(1)(2) and 419A(d)(2).

          An Annual Addition with respect to a Participant's Accounts shall be deemed credited thereto with respect to a Plan Year if it is allocated to the Participant's Accounts under the terms of the Plan as of any date within such Plan Year. Annual Additions do not include any rollover contributions as defined in Code sections 402(c), 403(a)(4), 403(b)(8) or 457(e)(16), or in any other provision of the Code which may allow rollover contributions to be made to this Plan from time to time. For Plan Years commencing in 2002 or later, any catch-up contributions under Code section 414(v) and Sec. 5.1(j) shall be disregarded in determining Annual Additions.

     (f) For purposes of this section, "Compensation" means an individual's earned income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Participating Employers and Affiliates to the extent that the amounts are includible in gross income (including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan described in Treasury Regulation ss. 1.62-2(c)), subject to the following:

          (1) For Plan Years commencing on or after January 1, 1998, Compensation includes the Pre-Tax Contributions to this Plan and any elective salary reduction contributions to any other plan which meets the requirements of Code sections 125, 401(k), 402(h)(1)(B) or 403(b) (or of Code section 132(f)(4) commencing January 1, 2001).

               Compensation excludes any other employer contributions to a plan of deferred compensation which are not includible in the individual's gross income for the taxable year in which contributed, any distributions from a plan of deferred compensation, and any other amounts which receive special tax benefits. However, any amounts received by an individual pursuant to an unfunded non-qualified plan of deferred compensation may be considered as Compensation in the year such amounts are includible in the individual's gross income.

          (2) Compensation excludes amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) either becomes transferable or is no longer subject to a substantial risk of forfeiture.

                                   ARTICLE VII

                               INDIVIDUAL ACCOUNTS
                               -------------------

     SEC. 7.1 ACCOUNTS FOR PARTICIPANTS. The following Accounts may be established under the Plan for a Participant:

     (a) A 401(k) Account, Matching Account, and Profit Sharing Account shall be established for each Participant who makes or receives contributions allocable to such an Account.

     (b) A Special Profit Sharing Account shall be established for each Participant who receives a Special Profit Sharing Contribution under Sec. 5.3(b).

     (c) A Forfeiture Account shall be established for each Participant whose Termination of Employment occurs under circumstances such that at that time the Participant has not become 100% vested in his or her Matching or Profit Sharing Account.

     (d) A Rollover Account shall be established for each Participant who makes a Rollover Contribution, as provided by Sec. 7.5.

     (e) One or more Transfer Accounts shall be maintained to hold any amounts transferred to this Plan from the Melville Plan with respect to the Participant.

More than one of any of the above types of Accounts may be established if required by the Plan or if considered advisable by the Company in the administration of the Plan. Except as expressly provided herein to the contrary, the Fund shall be held and invested on a commingled basis, Accounts shall be for bookkeeping purposes only, and the establishment of Accounts shall not require any segregation of Fund assets.

     SEC. 7.2 VALUATION PROCEDURE. As of each Valuation Date, the value of each Account shall be adjusted to reflect the effect of distributions, transfers, withdrawals, income, realized and unrealized profits and losses, contributions, and all other transactions with respect to the Account since the next preceding Valuation Date, as follows:

     (a) The value of each Account determined in accordance with this section as of the preceding Valuation Date (and adjusted as provided in subsection (c) below) shall be adjusted to reflect any investment gains, losses or expenses credited to or charged against the Account by the Funding Agency pursuant to Sec. 7.3.

     (b) There shall be added to the adjusted value of each Account the amount of any contributions made for that Account pursuant to Article V during the period subsequent to the preceding Valuation Date and ending on the current Valuation Date.

     (c) From the value of each Account determined as of the next preceding Valuation Date, there shall be deducted the amount of all distributions and withdrawals, if any, made from the Account since the preceding Valuation Date.

If a Participant's Termination of Employment (or any other event) occurred after the preceding Valuation Date and on or before the current Valuation Date, and if the Participant was not 100% vested in his or her Matching and Profit Sharing Accounts, the value of such Accounts as determined above shall be adjusted by deducting the percentage of such Accounts not so vested and crediting them to the Participant's Forfeiture Account.

     SEC. 7.3 INVESTMENT OF ACCOUNTS. Each Participant shall direct the investment of his or her Accounts, subject to the following:

     (a) The Company shall determine the class or classes of investments which will be made available as investment options under this Plan from time to time. The Company may in its sole discretion add additional options or delete existing options at any time.

     (b) All investment directions shall be filed with the Company, or with such agent or agents as may be designated from time to time by the Company for this purpose, and shall be made in writing or in such other manner as the Company may authorize from time to time. Each investment direction shall remain in effect until a new investment direction is filed by the Participant. An initial investment direction shall be filed by the Participant when an Account is first established for the Participant. Thereafter, a Participant may change the investment of the existing Account balances and/or the investment of future contributions as of any Valuation Date (or as of such other dates as may be authorized by the Company from time to time). All investment designations must be in whatever increments for any investment option are established by the Company from time to time. All such investment designations must be filed with the Company or its agent prior to the deadline established by the Company for the effective date. Except where the foregoing provisions establish a later effective date, investment directions shall be implemented as soon as reasonably possible after they are received by the Funding Agency.

     (c) All investment directions by a Participant shall be complete as to the terms of the investment transaction. The Participant shall provide for both the investment of existing Account balances and the investment of future contributions on behalf of the Participant. No Funding Agency shall have any obligation whatsoever to invest or manage any assets held in a Participant's Accounts, its sole duty being to follow within a reasonable period of time all proper directions of the Participant which are made in accordance with the Plan and which are not contrary to ERISA. If a Participant fails to provide directions as to the investment of any cash held in his or her Accounts, the Company may in its sole discretion designate an investment vehicle to be used to hold such funds.

     (d) All earnings and losses on the investments held for each of the Participant's Accounts shall be credited directly to such Account, and the Account shall be charged with all expenses attributable to such investments. If assets of an Account are commingled for investment with assets of other Accounts, all such Accounts shall share proportionately in the investment experience of and expenses chargeable to the commingled fund according to a method which the Funding Agency determines in its sole discretion to be reasonable. The Funding Agency may also charge to each such Account such portion of the general expenses of the Fund as the Funding Agency determines in its sole discretion to be reasonable.

     (e) Following the death of the Participant, each of his or her Beneficiaries shall have the right to direct the investment of the portion of the Participant's Accounts held on behalf of the Beneficiary. An "alternate payee" pursuant to the terms of a qualified domestic relations order shall have the right to direct the investment of the Accounts held on behalf of the alternate payee after the order is determined to be qualified, unless the order specifically provides to the contrary. In each such case, the directions shall be subject to the same terms and conditions as applied to the Participant.

     (f) The Funding Agency shall at all times retain title to all assets held for Accounts, and shall have the voting power with respect to all stock or other securities held for Accounts, unless that voting power has been delegated in writing to an investment manager or other entity or individual.

     (g) All investment directions shall be in accordance with such rules and regulations as the Company or the Funding Agency may establish from time to time for this purpose.

     (h) Each Account shall be valued by the Funding Agency at fair market value as of each Valuation Date and at such other times as may be necessary for the proper administration of the Plan. If fair market value of an asset is not available, it shall be deemed to be fair value as determined in good faith by the Company or other Named Fiduciary assigned such function, or if such asset is held in trust and the trust agreement so provides, as determined in good faith by the trustee. If any portion of the fund is invested in a contract issued by an insurance company, of a type sometimes referred to as a "guaranteed income contract", under which the insurance company pays a guaranteed minimum rate of interest for a stated period of time, and if no event has occurred that will result in repayment of principal at a discounted value, the fair market value of the contract shall be deemed to be its book value.

     (i) Notwithstanding anything herein to the contrary, if the Plan receives a recovery on an investment (including, but not limited to, a recovery from the Federal Deposit Insurance Corporation, a state insurance guaranty association or the Securities Industry Protection Corporation, or a recovery under federal or state securities laws) which recovery is earmarked by the paying entity as attributable to a specific Participant or Beneficiary, the amount recovered shall be allocated only to the Account(s) of such Participant or Beneficiary, and the Accounts of other Participants and Beneficiaries shall not share in the recovery. The Company shall make appropriate adjustments in allocations of investment earnings and losses and Account values to reflect the provisions of this subsection.

     SEC. 7.4 PARTICIPANT STATEMENTS. Each Plan Year the Company may cause each Participant to be provided with a statement of Account balances as of the end of the immediately preceding Plan Year.

     SEC. 7.5 ROLLOVER ACCOUNTS. At the request of a Qualified Associate and with the consent of the Company, the Plan may accept a transfer to the Fund of an amount that constitutes a Rollover Contribution. The Company shall grant such consent in its sole discretion and only if it is certain that the amount to be transferred will constitute a proper Rollover Contribution. All Rollover Contributions shall be in the form of cash or cash equivalents. Notwithstanding any provisions of the Plan to the contrary, the following shall apply with respect to a Rollover Contribution:

     (a) A Rollover Account shall be established for each individual who makes a Rollover Contribution. From the date the assets of the Rollover Contribution are transferred to the

          Fund through the first Valuation Date following such transfer, the Rollover Account shall be valued at the fair market value of said assets on the date of such transfer.

     (b) A Rollover Account shall be treated in all respects the same as a Profit Sharing Account except as provided in (a) above, and any references in the Plan to a Profit Sharing Account shall apply equally to a Rollover Account, except that no employer or employee contributions shall ever be added to a Rollover Account, and in the event of the individual's Termination of Employment entitling him or her to a benefit under Sec. 9.2, the vested percentage in the Rollover Account shall be 100%.

     (c) The individual shall be treated the same as a Participant hereunder from the time of the transfer, but shall not actually be a Participant and shall not be eligible to receive an allocation of employer contributions or to make employee contributions until he or she has satisfied the requirements of Article IV.

     (d) For purposes of this section, "Rollover Contribution" means a contribution of an amount which may be rolled over to this Plan pursuant to Code section 401(a)(31), 402(c), 403(a)(4), or 408(d)(3), or pursuant to any other provision of the Code which may permit rollovers to this Plan from time to time. However, no Rollover Contribution will be permitted to this Plan to the extent it consists of amounts attributable to after-tax contributions, regardless of the provisions of Code section 402(c)(2), and no Rollover Contribution will be permitted pursuant to Code section 403(b)(8) or 457(e)(16).

                                  ARTICLE VIII

                           DESIGNATION OF BENEFICIARY
                           --------------------------

     SEC. 8.1 PERSONS ELIGIBLE TO DESIGNATE. Any Participant may designate a Beneficiary to receive any amount payable from the Fund as a result of the Participant's death, provided that the Beneficiary survives the Participant. The Beneficiary may be one or more persons, natural or otherwise. By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator. The Beneficiary with respect to one Account may be different from the Beneficiary with respect to another Account. A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein.

     SEC. 8.2 SPECIAL REQUIREMENTS FOR MARRIED PARTICIPANTS. Notwithstanding the provisions of Sec. 8.1, if a Participant is married at the time of his or her death, the Beneficiary shall be the Participant's spouse unless the spouse has consented in writing to the designation of a different Beneficiary, the spouse's consent acknowledges the effect of such designation, and the spouse's consent is witnessed by a representative of the Plan or a notary public. Such consent shall be deemed to have been obtained if it is established to the satisfaction of the Company that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations. Any consent by a spouse shall be irrevocable. Any designation of a Beneficiary which has received spousal consent may be changed (other than by being revoked) without spousal consent only if the consent by the spouse expressly permits subsequent designations by the Participant without any requirement for further consent by the spouse. Any such consent shall be valid only with respect to the spouse who signed the consent, or in the case of a deemed consent, the designated spouse.

     SEC. 8.3 FORM AND METHOD OF DESIGNATION. Any designation or a revocation of a prior designation of Beneficiary shall be in writing on a form acceptable to the Company and shall be filed with the Company. The Company and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with the Company at the time of payment or may make payment pursuant to Sec. 8.4 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason.

     SEC. 8.4 NO EFFECTIVE DESIGNATION. If there is not on file with the Company an effective designation of Beneficiary by a deceased Participant, the Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

     (a)  The Participant's spouse.

     (b) The Participant's children, except that if any of the Participant's children predecease the Participant but leave issue surviving the Participant, such issue shall take by right of representation the share their parent would have taken if living.

     (c)  The Participant's parents.

     (d)  The Participant's brothers and sisters.

     (e)  The Participant's estate.

Determination of the identity of the Beneficiary in each case shall be made by the Company.

     SEC. 8.5 SUCCESSOR BENEFICIARY. If a Beneficiary who survives the Participant subsequently dies before receiving all payments to which the Beneficiary was entitled, the successor Beneficiary, determined in accordance with the provisions of this section, shall be entitled to the balance of any remaining payments due. A Beneficiary who is not the surviving spouse of the Participant may not designate a successor Beneficiary. A Beneficiary who is the surviving spouse may designate a successor Beneficiary only if the Participant specifically authorized such designations on the Participant's Beneficiary designation form. If a Beneficiary is permitted to designate a successor Beneficiary, each such designation shall be made according to the same rules (other than Sec. 8.2) applicable to designations by Participants. If a Beneficiary is not permitted to designate a successor Beneficiary, or is permitted to do so but fails to make such a designation, the balance of any payments remaining due will be payable to a contingent Beneficiary if the Participant's Beneficiary designation so specifies, and otherwise to the estate of the deceased Beneficiary.

     SEC. 8.6 INSURANCE CONTRACT. Notwithstanding the foregoing provisions of this Article VIII, as to benefits payable under a contract issued by an insurance company, said contract shall govern the designation of Beneficiary entitled to benefits thereunder except to the extent the contract is inconsistent with the provisions of Sec. 8.2 or Sec. 10.1.

                                   ARTICLE IX

                              BENEFIT REQUIREMENTS
                              --------------------

     SEC. 9.1 BENEFIT ON RETIREMENT OR DISABILITY. If a Participant's Termination of Employment occurs (for any reason other than death) after either of the following events, the Participant shall be 100% vested and shall be entitled to a benefit equal to the value of all of his or her Accounts:

     (a)  The Participant has reached Normal Retirement Age.

     (b) The Participant's Termination of Employment has occurred due to a bodily injury or disease which the Company determines, based on competent medical evidence, makes the Participant permanently disabled from performing the normal duties of his or her position with a Participating Employer.

The benefit shall be paid at the times and in the manner determined under
Article X.

     SEC. 9.2 OTHER TERMINATION OF EMPLOYMENT. If a Participant's Termination of Employment occurs (for any reason other than death) under circumstances such that the Participant is not entitled to a benefit under Sec. 9.1, the Participant shall be entitled to a benefit equal to the value of all of his or her Accounts other than Matching and Profit Sharing Accounts and also a benefit equal to the vested percentage of the value of the Participant's Matching and Profit Sharing Accounts, subject, however, to the following:

     (a) If the Participant's Termination of Employment occurs on or after January 1, 2002, the vested percentage shall depend upon the number of the Participant's full Years of Vesting Service at the time of the Termination of Employment, as follows:

          (1) The vested percentage of the Participant's Profit Sharing Account shall be determined from the following schedule:

                                         Vesting Schedule
                                         ----------------

                  Full Years of Vesting Service            Vested Percentage
                  -----------------------------            -----------------

                            Less than 5                            0%
                            5 or more                            100%

          (2) The vested percentage of the Participant's Matching Account shall be determined from the following schedule:

                                         Vesting Schedule
                                         ----------------

                  Full Years of Vesting Service            Vested Percentage
                  -----------------------------            -----------------

                            Less than 3                            0%
                            3 or more                            100%

          (3) Notwithstanding paragraphs (1) and (2), if the Participant has a separate Profit Sharing Account or Matching Account established pursuant to Sec. 1.9 which holds funds that were transferred to this Plan from the El Portal Group 401(k) Plan or the Bentley's Luggage Corp. Employees' Profit Sharing Plan as a result of the merger of those plans into this Plan effective March 1, 2002, the Participant's vested percentage in such Account shall not be less than the vested percentage determined under the provisions of the applicable merged plan that applied to such Account as in effect on December 31, 2001.

     (b) The portion of the Matching and Profit Sharing Accounts that is not vested shall be transferred to the Participant's Forfeiture Account as of the Valuation Date coincident with or next following his or her Termination of Employment, as provided in Sec. 7.2. Thereafter, the disposition of said Forfeiture Account shall be as provided below:

          (1) If the Participant is subsequently reemployed before the date the Forfeiture occurs under paragraph (2), the Forfeiture Account shall be reinstated as separate Matching and Profit Sharing Accounts, to which the Participant shall be entitled in accordance with the provisions of this Article IX upon a subsequent Termination of Employment.

          (2) The value of the Forfeiture Account shall be recognized as Forfeitures as of the earlier of the following dates:

               (A) The date the Participant incurred a five-year Recognized Break In Service.

               (B) The date that the vested portion of all of the Participant's Accounts has been distributed to the Participant. If the Participant was 0% vested in a particular Account, that Account will be deemed for purposes of this subparagraph (B) to have been distributed when the Participant's Termination of Employment occurred.

               The Participant shall lose all claim to the Forfeiture Account when the Forfeiture occurs. The Forfeiture Account shall then be
               (i) applied to reinstate Accounts pursuant to paragraph (4), (ii) allocated as Special Profit Sharing Contributions under Sec. 5.3(b), (iii) applied as a credit against future Matching Contributions under Sec. 5.2, or (iv) used to pay administrative expenses of the Plan, as directed by the Company.

          (3) If a former Participant whose Account was forfeited under paragraph (2) on or after the Effective Date is subsequently reemployed before incurring a Recognized Break In Service of at least 60 months duration, separate Matching and Profit Sharing Accounts shall be reinstated for the Participant as of the Valuation Date coincident with the last day of the Plan Year in which the reemployment occurred. The Participant shall be entitled to such Accounts in accordance with the provisions of this Article IX upon any subsequent Termination of Employment. The total value of such Accounts as of such Valuation Date shall be equal to the value of the Forfeiture Account as of the Valuation Date referred to in paragraph (2). The reinstated Accounts shall be funded as provided in paragraph (4).

          (4)  The amount required to reinstate an Account pursuant to paragraph
               (3) as of the last day of a Plan Year shall be provided from the following sources in the priority indicated:

               (A)  Amounts forfeited under this subsection (b) for the Plan
                    Year.

               (B)  Employer contributions for the Plan Year.

               (C) Net income or gain of the Fund not previously allocated to other Accounts.

          (5) If Forfeitures are to be applied as a credit against future contributions and a Forfeiture would exceed the amount remaining due from the Participating Employers for the Plan Year, the Forfeiture shall instead occur on the first day of the following Plan Year.

     (c) If the Participant has had a Recognized Break In Service of at least 60 months duration, for purposes of determining the vested portion of the Participant's Accounts attributable to employer contributions which accrued before such break, Vesting Service after the break in service shall not be taken into account.

     (d) The benefit under this section shall be paid at the times and in the manner determined under Article X.

     SEC. 9.3 DEATH. If a Participant's Termination of Employment is the result of death, his or her Beneficiary shall be entitled to a benefit equal to the value of all of the Participant's Accounts. Such benefit shall be paid at the times and in the manner determined under Article X. If a Participant's death occurs after his or her Termination of Employment, distribution of the vested balance of the Participant's Accounts shall be made to the Beneficiary in accordance with the provisions of Article X.

     SEC. 9.4 WITHDRAWALS BEFORE TERMINATION OF EMPLOYMENT. A Participant may request a cash withdrawal from his or her vested Accounts at any time prior to the date benefits first become payable to the Participant under Sec. 9.1 or Sec.
9.2 pursuant to the following:

     (a) Until the Participant reaches age 59 1/2, a withdrawal may be made from his or her vested Accounts (other than any Rollover Account) only to meet a financial hardship. A hardship withdrawal will be permitted only if the Company determines that both of the following requirements are met:

          (1) The distribution must be made on account of one of the following reasons:

               (A) Expenses for medical care described in Code section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant, as defined in Code section 152, or expenses necessary for any of those persons to obtain such medical care.

               (B) Costs directly related to the purchase of the principal residence of the Participant (excluding mortgage payments).

               (C) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or for his or her spouse, children or dependents.

               (D) The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

          (2)  All of the following requirements must be satisfied:

               (A) The amount of the distribution cannot exceed the amount of the immediate and heavy financial need of the Participant. The Company may reasonably rely on the Participant's representation as to that amount. However, the amount of the distribution may include any amounts determined by the Company to be necessary to pay any federal, state or local income taxes or penalties reasonably expected to result from the distribution.

               (B) The Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Participating Employers or any Affiliate.

               (C) The Participant's elective contributions and employee contributions under the Plan and all other qualified and nonqualified plans of deferred compensation maintained by the Participating Employers or any Affiliate will be suspended pursuant to the terms of the plan or an otherwise legally enforceable agreement for at least six months after the receipt of the hardship distribution in the case of distributions occurring on or after January 1, 2002, and for at least twelve months after the receipt of the hardship distribution in the case of distributions occurring during 2001.

               (D) For the calendar year immediately following the calendar year of the hardship distribution, the Participant may not make contributions under all plans maintained by the Participating Employers or any Affiliate in excess of the applicable limit under Code section 402(g) for such next calendar year less the amount of the Participant's elective contributions for the calendar year of the hardship distribution. Commencing January 1, 2002, this subparagraph
                    (D) shall be modified as provided in any applicable Treasury regulations or IRS notices.

               (E)  Notwithstanding the foregoing provisions of this paragraph
                    (2), this paragraph (2) will be satisfied if the IRS issues a revenue ruling, notice, or other document of general applicability which establishes an alternative method under which distributions will be deemed to be necessary to satisfy an immediate and heavy financial need and all of the requirements of such alternative method are met.

     (b) After the Participant reaches age 59 1/2, a withdrawal may be made from his or her vested Accounts for any reason.

     (c) A withdrawal may be made from the Participant's Rollover Account, if any, at any age and for any reason.

     (d) Any Rollover Account of the Participant shall be withdrawn in full before any withdrawals will be permitted under subsection (a) or (b). Amounts shall be withdrawn under subsections (a) and (b) from the Participant's remaining Accounts in the following order:

          (1)  Transfer Account.

          (2)  Matching Account (if 100% vested)

          (3)  Profit Sharing Account (if 100% vested)

          (4)  401(k) Account.

          (5)  Special Profit Sharing Account.

     (e) Notwithstanding the foregoing, earnings credited to the Participant's 401(k) Account cannot be withdrawn under subsection (a). No withdrawals under subsection (a) may be made from any Special Profit Sharing Account.

     (f) Requests for withdrawals under this section shall be made pursuant to applicable rules and regulations adopted by the Company which are uniform and non-discriminatory as to all Participants and shall be submitted to the Company or its designated agent in such form as the Company prescribes for this purpose. The Company or its agent shall determine whether the requirements of this section have been met.

     (g) The Company or its designated agent shall direct the Funding Agency respecting the payment of withdrawals under this section. Payment shall be made to the Participant as soon as administratively feasible after the withdrawal request has been approved.

     SEC. 9.5 LOANS TO PARTICIPANTS. The Company may authorize a loan to a Participant who is employed by a Participating Employer or an Affiliate and who makes application therefor. Each such loan shall be subject to the following provisions:

     (a) The amount of any loan to a Participant, when added to the balance of all other loans to the Participant under this Plan and all related plans which are outstanding on the day on which such loan is made, shall not exceed the lesser of:

          (1) $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of loans to the Participant from the Plan and all related plans during the one-year period ending on the day before the date the loan is made, over (ii) the outstanding balance of loans to the Participant from the Plan and all related plans on the date the loan is made; or

          (2) 50% of the amount to which the Participant would be entitled in the event his or her Termination of Employment were to occur on the date the loan is made.

          For purposes of this section, a related plan is any "qualified employer plan", as defined in Code section 72(p)(4), sponsored by the Participant's Participating Employer or any related employer, determined according to Code section 72(p)(2)(D).

     (b) The minimum amount of any loan shall be $1,000.00. Only one loan can be outstanding to a Participant at any time.

     (c) Each loan shall be evidenced by the Participant's promissory note payable to the order of the Funding Agency. Each loan shall be adequately secured as determined by the Company. A loan shall be considered adequately secured whenever the outstanding balance does not exceed the amount in which the Participant would have a vested interest in the event of his or her Termination of Employment.

     (d) The Company shall determine the rate of interest to be paid with respect to each loan, which shall be a reasonable rate of interest within the meaning of Code section 4975. The rate shall be based on the interest rates charged by persons in the business of lending money in the region in which the Company operates for loans which would be made under similar circumstances. As of February 1, 1998, the interest rate is 1% above the prime rate as published in the Wall Street Journal as of the first business day of the month in which the loan is requested.

     (e) Each such loan shall provide for the payment of accrued interest and for repayment of principal in substantially equal installments not less frequently than quarterly. There will be no penalty for prepayments of any loan in full. Partial prepayments are not allowed. While the Participant is employed by the Participating Employers, all loans shall be repaid through payroll deductions on each regular payroll period to the extent possible. The Participant shall execute any documents required to authorize such deductions. If the Participant's payroll frequency changes, any remaining loan principal will be reamortized over the remainder of the current amortization period using the new payroll frequency.

     (f) Each loan shall extend for a stated period determined by agreement of the Participant and the Company, not exceeding five years. The limitation in the preceding sentence shall not apply to any loan designated by the Company as a home loan. For purposes of this paragraph, a home loan is a loan used to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant. The duration of home loans shall be determined by the Company, and shall not exceed 15 years.

     (g) Failure to pay any installment of interest or principal when due shall constitute a default of the loan, subject to the following:

          (1) The default shall not occur if the installment is paid on or before the last day of the calendar quarter following the quarter in which the installment was due (or such earlier deadline for correcting the default as may be established by the Company from time to time). If the default is not corrected within the applicable grace period, the default shall occur on the last day of said grace period. In addition, loan repayments may be suspended under this Plan as permitted under Code section 414(u)(4) (relating to periods of military service).

          (2) If a Participant takes a leave of absence authorized by a Participating Employer, and if the leave is unpaid or the Participant's pay during the leave (after income and employment tax withholding) is not sufficient to pay the installments when due, a default shall not occur during the period of the leave if the Participant returns to employment with a Participating Employer by the first anniversary of the date the leave began. If the Participant does not return to employment with a Participating Employer by the first anniversary of the date the leave began, a default with respect to any installment due during the leave shall occur on the later of (i) the first anniversary of the date the leave began, or (ii) the last day of the applicable grace period with respect to that installment under paragraph (1).

          (3) If a failure to pay installments on a loan during a leave of absence does not result in a default under paragraph (2), the installments under the Participant's note shall be extended for a period of time sufficient to repay the principal and accrued interest on the loan in full; provided that the repayment period shall not be extended beyond the maximum period allowed under subsection (f) from the date the loan was made.

          Events of default shall also include any other events identified as such in the Participant's note. Upon any default, the entire loan balance shall become due and payable in full.

     (h) Notwithstanding subsections (f) and (g), all loans shall become due and payable in full 60 days following the date on which the Participant's Termination of Employment occurs (unless the Participant is reemployed by a Participating Employer prior to that deadline). If the loan has not been repaid in full by that time, the remaining principal and accrued interest shall become a default on that date, and the loan shall be distributed in kind by distributing the note to the Participant.

     (i) In the event of a default on a loan, foreclosure on the note and application of the Participant's Accounts to satisfy the note will occur on the earliest date on which the Participant or Beneficiary is eligible to receive payment of benefits under the Plan (to the extent the payment is sufficient to satisfy the note), but shall not occur prior to such date.

     (j) If a loan to a Participant is outstanding on the date a distribution is to be made from the Fund with respect to the portion of the Participant's Account or Accounts represented by the loan, the balance of the loan, or a portion thereof equal to the amount to be distributed, if less, shall on such date become due and payable (if not already due and payable). The portion of the loan due and payable shall be satisfied by offsetting such amount against the amount to be distributed to the Participant. Alternatively, the portion of the Participant's Account or Accounts equal to the outstanding balance on the loan may be distributed in kind by distribution of the Participant's note.

     (k) If a loan to a Participant is outstanding at the time of the Participant's death, and if the loan is not repaid by the Participant's executor or administrator by the last day of the calendar quarter following the quarter in which the Participant died, the note shall be distributed in kind to the Participant's Beneficiary.

     (l) The Company shall administer the loan program under this section and shall direct the Funding Agency with respect to the making of loans to Participants, the collection thereof, and all other matters pertaining thereto. The Funding Agency shall follow such directions to the extent possible and shall not take any independent action with respect to such loans. The Funding Agency shall have no responsibility whatsoever with respect to loans to Participants except to follow the directions of the Company to the extent possible.

     (m) In accordance with the foregoing standards and requirements, loans shall be available to all Participants on a reasonably equivalent basis.

     (n) All loans shall be governed by such non-discriminatory written rules as the Company may adopt, which shall be deemed to be a part of this Plan. Applications for loans shall be filed with the Company or its agent in such form as the Company may prescribe for this purpose.

     (o) The Company shall cause to be furnished to any Participant receiving a loan any information required to be furnished pursuant to the Federal Truth In Lending Act, if applicable, or pursuant to any other applicable law.

     (p) The portion of a Participant's Account or Accounts represented by the outstanding loan principal shall be segregated for investment purposes. In lieu of sharing in income or losses on investments of the Fund, the segregated portion of the Participant's Accounts shall be credited with all interest paid by the Participant on the loan. Repayments of principal and interest on a loan shall be reinvested in accordance with the investment designation in effect under Sec. 7.3 for future contributions on the date the repayment is received by the Funding Agency. The Funding Agency may charge to the Participant's Accounts any expenses attributable to the loan and such portion of the general expenses of the Fund as the Funding Agency determines in its discretion to be reasonable. If a Participant's Termination of Employment results in a transfer to a Forfeiture Account, no portion of an Account attributable to an outstanding loan may be transferred to the Forfeiture Account.

     (q) The Participant shall provide directions as to the investments held in his or her Accounts that are to be liquidated to provide the Fund with cash equal to the loan principal.

     (r) Solely for purposes of this section, a former Participant (or any Beneficiary of a deceased Participant) who is entitled to a benefit from the Plan, and who is a "party in interest" as defined in section 3(14) of ERISA, is considered to be still employed by a Participating Employer.

                                    ARTICLE X

                            DISTRIBUTION OF BENEFITS
                            ------------------------

     SEC. 10.1 TIME AND METHOD OF PAYMENT. The benefit to which a Participant or Beneficiary may become entitled under Article IX shall be distributed to that individual at such time as he or she elects, subject to the following:

     (a) The distribution may be made at any time after the date as of which the Participant or Beneficiary becomes entitled to a benefit payment. All distributions shall be made by payment in a single sum, except as provided in subsection (j).

     (b) Distribution must be made no later than the 60th day after the close of the Plan Year in which the Participant reaches age 65 or in which the Participant's Termination of Employment occurs, whichever is later; provided, however, that if the amount of the payment to be made cannot be determined by the later of the aforesaid dates, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained.

     (c) Commencing January 1, 1997, the distribution to a Participant must be made by April 1 of the calendar year following the later of (i) the calendar year in which the Participant attained age 70 1/2, or (ii) the calendar year in which the Participant's Termination of Employment occurs. However, clause (ii) of the previous sentence does not apply to any Participant who is a more than 5-percent owner of a Participating Employer (as defined in Code section 416) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2. Any Participant who had begun receiving minimum distributions for years prior to 1997, but who is not required to receive such distributions under the provisions of this subsection, may file a written election with the Company to stop those distributions until the required beginning date under this subsection.

     (d) If the Participant dies before receiving the distribution, the Participant's vested Accounts shall be distributed to the Beneficiary as soon as administratively practicable following the Participant's death, but in no event not later than December 31 of the year containing the fifth anniversary of the Participant's death.

     (e) If more than one Beneficiary is entitled to benefits following the Participant's death, the interest of each Beneficiary shall be segregated into a separate Account for purposes of applying this section.

     (f) For purposes of this section, "designated Beneficiary" means any individual who is a Beneficiary pursuant to Article VIII.

     (g) Notwithstanding the foregoing, on and after January 1, 1998, if the total vested value of the Accounts of a Participant is $5,000 or less on the Valuation Date coincident with or immediately following the date the Participant's Termination of Employment occurs, or on any subsequent Valuation Date, a single-sum distribution shall be made to the Participant as soon as administratively feasible. This subsection shall also apply to any Participant whose Termination of Employment occurred prior to January 1, 1998 and whose total vested benefit on January 1, 1998 is $5,000 or less, in which case, the distribution shall be made as soon as administratively feasible after January 1, 1998.

     (h) Notwithstanding any provision of the Plan to the contrary, distributions under this section shall be made in accordance with the requirements of Code section 401(a)(9), including the incidental death benefit requirements of Code section 401(a)(9)(G) and the regulations thereunder. No distribution option otherwise permitted under this Plan will be available to a Participant or Beneficiary if such distribution option does not meet the requirements of Code section 401(a)(9), including subparagraph (G) thereof.

     (i) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this subsection:

          (1) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution to the extent such distribution is required under Code section 401(a)(9).

               (A) Any hardship withdrawal from a Participant's 401(k) Account prior to age 59 1/2 pursuant to Sec. 9.4 which is described in Code section 401(k)(2)(B)(i)(IV) and which occurs after December 31, 1998 and prior to January 1, 2002, and any withdrawal from any of the Participant's Accounts due to financial hardship prior to age 59 1/2 pursuant to Sec. 9.4 which occurs on or after January 1, 2002, is not an eligible rollover distribution.

               (B) Commencing January 1, 2002, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b), or to a qualified defined contribution plan described in Code section 401(a) or 403(a) that agrees to separately account for the amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

          (2) An "eligible retirement plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a) with respect to a defined contribution plan, that accepts the distributee's eligible rollover distribution. Commencing January 1, 2002, an eligible retirement plan also means an annuity contract described in Code section 403(b), or an eligible plan under Code section 457(b) which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan. Prior to January 1, 2002, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is limited to an individual retirement account or individual retirement annuity.

          (3) A "distributee" includes a Participant or former Participant. In addition, the Participant's or former Participant's surviving spouse and the Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

          (4) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

     (j) If a Participant is employed by a Participating Employer on the date that a distribution is required to occur under subsection (c), the lump sum distribution requirement under subsection (a) shall not apply until the Participant's Termination of Employment occurs. The amount to be distributed on each date by which a distribution is required prior to the Participant's Termination of Employment will be determined under paragraphs (1) and (2) below.

          (1) The amount to be distributed to the Participant on or before April 1 following the calendar year in which the Participant attains age 70 1/2 shall be equal to the Participant's entire interest in the Plan as of the December 31st preceding such calendar year divided by the smaller of:

               (A) The joint life and last survivor expectancy (determined pursuant to Treasury Regulation ss.1.72-9) of the Participant and the Participant's oldest designated Beneficiary, if any, based on the age of each individual as of their birthdays in such calendar years.

               (B) In the case of distributions to a Participant whose designated Beneficiary is not the Participant's spouse, the applicable divisor provided in regulations under Code section 401(a)(9)(G) relating to incidental death benefits.

          (2) The amount to be distributed to the Participant by December 31st of each calendar year following the year in which the Participant attains age 70 1/2 shall be equal to the Participant's entire interest in the Plan as of the December 31st preceding each such calendar year divided by the smaller of (i) the life expectancy determined in paragraph (1)(A) reduced by one year for each subsequent calendar year, or (ii) the applicable divisor determined under paragraph (1)(B).

          (3) The Participant's entire remaining interest in the Plan shall be distributed not later than December 31st of the calendar year in which the Participant's Termination of Employment occurs, unless the Participant's death occurs prior to that date.

          (4) If the Participant attains age 70 1/2 prior to January 1, 1999, and if the Participant's Termination of Employment has not occurred by April 1 of the calendar year following the year in which he or she attained age 70 1/2, the Participant may elect to receive distributions pursuant to this subsection (j).

     (k) With respect to distributions under subsection (j) made on or after January 1, 2002, for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code section 401(a)(9) that were proposed on January 17, 2001 (the "2001 Proposed Regulations"), notwithstanding any provision of the Plan to the contrary. This subsection shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Code section 401(a)(9) or such other date as may be published by the Internal Revenue Service. Notwithstanding anything in the foregoing provisions of this subsection to the contrary, nothing in this subsection in any way modifies or expands the methods of payment permitted under subsections
          (a) through (h).

     SEC. 10.2 DISTRIBUTION IN CASH ONLY. Distributions will be made in cash only, except as otherwise provided in Sec. 9.5.

     SEC. 10.3 ACCOUNTING FOLLOWING TERMINATION OF EMPLOYMENT. If distribution of a benefit is deferred or delayed for any reason, the undistributed Accounts shall continue to be revalued as of each Valuation Date as provided in Article
VII. If Sec. 10.1(g) does not apply, payment shall be made as of a Valuation Date determined by the Funding Agency which occurs as soon as administratively practicable after the date the Participant files the request for payment with the Company or its agent, but not later than the date the distribution is required to be made under Sec. 10.1. If Sec. 10.1(g) applies to the Participant, or in the case of the Participant's death, payment shall be made as of a Valuation Date determined by the Funding Agency which occurs as soon as administratively practicable after the Participant's Termination of Employment or death occurred (or after the total vested value of the Participant's (or Beneficiary's) Accounts is determined to be $5,000 or less, if later).

     SEC. 10.4 REEMPLOYMENT. Except where distributions are required under Sec. 10.1, entitlement to a distribution from the Fund shall cease upon reemployment of a Participant in a regular position by a Participating Employer, and shall recommence in accordance with the provisions of this Article upon the Participant's subsequent Termination of Employment.

     SEC. 10.5 SOURCE OF BENEFITS. All benefits to which persons become entitled hereunder shall be provided only out of the Fund and only to the extent that the Fund is adequate therefor. No benefits are provided under the Plan except those expressly described herein.

     SEC. 10.6 INCOMPETENT PAYEE. If in the opinion of the Company a person entitled to payments hereunder is disabled from caring for his or her affairs because of mental or physical condition, or age, payment due such person may be made to such person's guardian, conservator, or other legal personal representative upon furnishing the Company with evidence satisfactory to the Company of such status. Prior to the furnishing of such evidence, the Company may cause payments due the person under disability to be made, for such person's use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person under disability. The Company shall have no liability with respect to payments so made. The Company shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

     SEC. 10.7 BENEFITS MAY NOT BE ASSIGNED OR ALIENATED. Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly. However, the Plan shall comply with the provisions of any court order which the Company determines is a qualified domestic relations order as defined in Code section 414(p). Notwithstanding any provisions in the Plan to the contrary, an individual who is entitled to payments from the Plan as an "alternate payee" pursuant to a qualified domestic relations order shall receive a lump sum payment from the Plan as soon as administratively feasible after the Valuation Date coincident with or next following the date of the Company's determination that the order is a qualified domestic relations order, unless the order specifically provides for payment to be made at a later time.

     SEC. 10.8 PAYMENT OF TAXES. The Funding Agency may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Funding Agency's opinion it shall be or may be required to pay out of such benefit. The Funding Agency may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Funding Agency shall deem necessary for its protection.

     SEC. 10.9 CONDITIONS PRECEDENT. No person shall be entitled to a benefit hereunder until his or her right thereto has been finally determined by the Company nor until the person has submitted to the Company relevant data reasonably requested by the Company, including, but not limited to, proof of birth or death.

     SEC. 10.10 COMPANY DIRECTIONS TO FUNDING AGENCY. The Company shall issue such written directions to the Funding Agency as are necessary to accomplish distributions to the Participants and Beneficiaries in accordance with the provisions of the Plan.

     SEC. 10.11 EFFECT ON UNEMPLOYMENT COMPENSATION. For purposes of any unemployment compensation law, a distribution hereunder in one sum to the extent attributable to employer contributions, shall be considered to be a severance payment and shall be allocated over a period of weeks equal to the one sum payment divided by the individual's regular weekly pay while employed by the Participating Employers, which period shall commence immediately following the individual's Termination of Employment.

     SEC. 10.12 SPECIAL DISTRIBUTION EVENTS. This section ceases to apply effective January 1, 2002. Prior to that date, notwithstanding anything herein to the contrary, if the agreement between the buyer and the seller in one of the following types of transaction provides that distributions are to be made to affected Participants, each such Participant shall receive a distribution of his or her vested Account balance as soon as administratively feasible after either of the following events:

     (a) The disposition by a Participating Employer to an unrelated corporation of substantially all of the assets (within the meaning of Code section 409(d)(2)) used in a trade or business of such Participating Employer if such Participating Employer continues to maintain this Plan after the disposition, but only with respect to individuals who continue employment with the corporation acquiring such assets.

     (b) The disposition by a Participating Employer or by an Affiliate to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code section 409(d)(3)) which was a Participating Employer if such corporation continues to maintain this Plan, but only with respect to individuals who continue employment with such subsidiary.

All distributions under this section are subject to any applicable consent requirements under Sec. 10.1. In addition, distributions under this section must be made in a lump sum.

                                   ARTICLE XI

                                      FUND
                                      ----

     SEC. 11.1 COMPOSITION. All sums of money and all securities and other property received by the Funding Agency for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the "Fund". The Company may cause the Fund to be divided into any number of parts for investment purposes or any other purposes necessary or advisable for the proper administration of the Plan.

     SEC. 11.2 FUNDING AGENCY. The Fund may be held and invested as one fund or may be divided into any number of parts for investment purposes. Each part of the Fund, or the entire Fund if it is not divided into parts for investment purposes, shall be held and invested by one or more trustees or by an insurance company. The trustee or trustees or the insurance company so acting with respect to any part of the Fund is referred to herein as the Funding Agency with respect to such part of the Fund. The selection and appointment of each Funding Agency shall be made by the Company. The Company shall have the right at any time to remove a Funding Agency and appoint a successor thereto, subject only to the terms of any applicable trust agreement or group annuity contract. The Company shall have the right to determine the form and substance of each trust agreement and group annuity contract under which any part of the Fund is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan. Any such trust agreement may contain provisions pursuant to which the trustee will make investments on direction of a third party.

     SEC. 11.3 COMPENSATION AND EXPENSES OF FUNDING AGENCY. The Funding Agency shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company. The Funding Agency shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services. Such compensation and reimbursements shall be paid from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine.

     SEC. 11.4 FUNDING POLICY. The Company shall adopt a procedure, and revise it from time to time as it shall consider advisable, for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. It shall advise each Funding Agency of the funding policy in effect from time to time.

     SEC. 11.5 SECURITIES AND PROPERTY OF PARTICIPATING EMPLOYERS. An agreement with a Funding Agency may provide that all or any part of the Fund may be invested in qualifying employer securities or qualifying employer real property, as those terms are used in ERISA; provided, however, that the Company shall take any steps necessary to assure that investments in securities of any Participating Employer or any trade or business entity directly or indirectly controlling, controlled by, or under Common Control with a Participating Employer do not exceed those that can be acquired by that part of the Fund attributable to contributions by Participating Employers (other than Pre-Tax Contributions), as distinguished from that part of the Fund, if any, attributable to contributions by Participants or Pre-Tax Contributions, unless there has been compliance with any applicable securities laws. If qualifying employer securities or qualifying employer real property are purchased or sold as an investment of the Fund from or to a disqualified person or party in interest, as those terms are used in ERISA, and if there is no generally recognized market for such securities or property, the purchase shall be for not more than fair market value and the sale shall be for not less than fair market value, as determined in good faith by the Company or other Named Fiduciary assigned such function, or if such assets are held in trust and the trust agreement so provides, as determined in good faith by the trustee.

     SEC. 11.6 NO DIVERSION. The Fund shall be for the exclusive purpose of providing benefits to Participants under the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan. Such expenses may include premiums for the bonding of Plan officials required by ERISA. No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Participating Employers or their beneficiaries. Notwithstanding the foregoing:

     (a) If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Funding Agency shall, upon written request of the Company, return such contribution or portion thereof to the Participating Employer within one year after the payment of the contribution to the Funding Agency; however, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

     (b) Contributions by a Participating Employer are conditioned upon initial qualification of the Plan as to such Participating Employer under Code section 401(a). If the Plan receives an adverse determination letter from the Internal Revenue Service with respect to such initial qualification, the Funding Agency shall, upon written request of the Company, return the amount of such contribution to the Participating Employer within one year after the date of denial of qualification of the Plan. For this purpose, the amount to be so returned shall be the contributions actually made, adjusted for the investment experience of, and any expenses chargeable against, the portion of the Fund attributable to the contributions actually made.

     (c) Contributions by the Participating Employers are conditioned upon the deductibility of each contribution under Code section 404. To the extent the deduction is disallowed, the Funding Agency shall return such contribution to the Participating Employer within one year after the disallowance of the deduction; however, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

In the case of any such return of contribution the Company shall cause such adjustments to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

                                   ARTICLE XII

                             ADMINISTRATION OF PLAN
                             ----------------------

     SEC. 12.1 ADMINISTRATION BY COMPANY. The Company is the "administrator" of the Plan for purposes of ERISA. Except as expressly otherwise provided herein, the Company shall have full discretion to control and manage the operation and administration of the Plan and to make all decisions and determinations incident thereto. In carrying out its Plan responsibilities, the Company shall have full discretionary authority to construe the terms of the Plan and to make any factual determinations necessary to determine eligibility for benefits or the amount of any benefits. It is intended that the Company have discretion to the fullest extent permitted by law and that the Company's exercise of its discretion be given deference to the greatest extent allowed under the law. This discretion includes, but is not limited to, the authority to make any rules, regulations or computations that the Company deems necessary to administer the Plan. Except in cases where the Plan expressly provides to the contrary, action on behalf of the Company may be taken by any of the following:

     (a)  The Board.

     (b)  The chief executive officer of the Company.

     (c) Any person or persons, natural or otherwise, or committee, to whom responsibilities for the operation and administration of the Plan are allocated by the Company, by resolution of the Board or by the chief executive officer of the Company, but action of such person or persons or committee shall be within the scope of said allocation.

     SEC. 12.2 CERTAIN FIDUCIARY PROVISIONS. For purposes of the Plan:

     (a) Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

     (b) A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

     (c) To the extent permitted by any applicable trust agreement or group annuity contract a Named Fiduciary with respect to control or management of the assets of the Plan may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

     (d) At any time the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Company, by action of the Board or its chief executive officer, may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

     (e) Unless expressly prohibited in the appointment of a Named Fiduciary which is not the Company acting as provided in Sec. 12.1, such Named Fiduciary by written instrument may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

     (f) A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

Each Named Fiduciary (other than the Company), each other fiduciary, each person employed pursuant to (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to payment therefor from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine. Notwithstanding the foregoing, no person so serving who already receives full-time pay from any employer or association of employers whose employees are Participants, or from an employee organization whose members are Participants, shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred. Furthermore, no Participant, Beneficiary, or "alternate payee" under a qualified domestic relations order who is eligible to direct the investment of his or her Accounts shall receive any compensation or reimbursement of expenses with respect to such investing.

     SEC. 12.3 DISCRIMINATION PROHIBITED. No person or persons in exercising discretion in the operation and administration of the Plan shall discriminate in favor of Highly Compensated Associates.

     SEC. 12.4 EVIDENCE. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

     SEC. 12.5 CORRECTION OF ERRORS. It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Funding Agency. The Company shall have power to cause such equitable adjustments to be made to correct for such errors as the Company in its discretion considers appropriate. Such adjustments shall be final and binding on all persons. Any return of a contribution due to a mistake in fact will be subject to Sec. 11.6.

     SEC. 12.6 RECORDS. Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

     SEC. 12.7 GENERAL FIDUCIARY STANDARD. Each fiduciary shall discharge its duties with respect to the Plan solely in the interests of Participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     SEC. 12.8 PROHIBITED TRANSACTIONS. A fiduciary with respect to the Plan shall not cause the Plan to engage in any prohibited transaction within the meaning of ERISA.

     SEC. 12.9 CLAIMS PROCEDURE. The Company shall establish a claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant or beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the appropriate Named Fiduciary of the decision denying the claim.

     SEC. 12.10 BONDING. Plan personnel shall be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Fund. Such premiums may also be paid in whole or in part by the Participating Employers in such proportions as the Company shall determine. The Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

     SEC. 12.11 WAIVER OF NOTICE. Any notice required hereunder may be waived by the person entitled thereto.

     SEC. 12.12 AGENT FOR LEGAL PROCESS. The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

     SEC. 12.13 INDEMNIFICATION. In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.

                                  ARTICLE XIII

                         AMENDMENT, TERMINATION, MERGER
                         ------------------------------

     SEC. 13.1 AMENDMENT. Subject to the non-diversion provisions of Sec. 11.6, the Company, by action of the Board, by written action of the chief executive officer or the chief operating officer of the Company, or by written action of any other person so authorized by resolution of the Board, may amend the Plan at any time and from time to time. No action by a person other than the Board shall be an amendment of the Plan unless it specifically references the Plan and states that it alters the terms or conditions of the Plan. No amendment of the Plan shall have the effect of changing the rights, duties, and liabilities of any Funding Agency without its written consent. Also, no amendment shall divest a Participant or Beneficiary of Accounts accrued prior to the amendment or decrease a Participant's accrued benefit except to the extent permitted by Code section 411(d)(6).

     (a) Promptly upon adoption of any amendment to the Plan, the Company will furnish a copy of the amendment, together with a certificate evidencing its due adoption, as follows:

          (1)  To each Funding Agency then acting.

          (2) To any other Participating Employer who is not under Common Control with the Company. The amendment shall be effective as to such a Participating Employer and individuals in its employ unless, within 30 days of receipt of the certificate it notifies the Company and each Funding Agency in writing that it is discontinuing its joint participation in the Plan pursuant to Sec. 13.8.

     (b) If an amendment to the Plan changes the vesting schedule of the Plan, each Participant having not less than three years of service by the end of the election period with respect to such amendment shall be permitted within such election period to elect to have his or her vested percentage computed under the Plan without regard to such amendment. Each election shall be made in writing by filing with the Company within the election period a form available from the Company for the purpose. The election period shall be a reasonable period determined by the Company commencing not later than the date the amendment is adopted and shall be in conformance with any applicable regulation prescribed by the Secretary of Labor or the Secretary of the Treasury. Notwithstanding the foregoing, no election need be provided for any Participant whose vested percentage under the Plan, as amended, cannot at any time be less than the vested percentage determined without regard to such amendment.

     SEC. 13.2 PERMANENT DISCONTINUANCE OF CONTRIBUTIONS. The Company, by action of the Board, may completely discontinue contributions in support of the Plan by all Participating Employers. In such event, notwithstanding any provisions of the Plan to the contrary, (i) no individual shall become a Participant after such discontinuance, (ii) any then existing Forfeiture Account of a Participant shall revert to its prior status as a Matching or Profit Sharing Account and be nonforfeitable, and (iii) the Accounts of each Participant in the employ of the Participating Employers at the time of such discontinuance shall be nonforfeitable. Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

     SEC. 13.3 TERMINATION. The Company, by action of the Board, may terminate the Plan as applicable to all Participating Employers and their employees. After such termination no individual shall become a Participant, no further contributions shall be made, and any then existing Forfeiture Account of a Participant shall revert to its prior status as a Matching or Profit Sharing Account and be nonforfeitable. The Accounts of each Participant in the employ of the Participating Employers at the time of such termination shall be nonforfeitable, the Participant shall be entitled to a benefit equal to the value of those Accounts determined as of the Valuation Date coincident with or next following the termination of the Plan, distributions shall be made to Participants, Beneficiaries and alternate payees promptly after the termination of the Plan, but not before the earliest date permitted under the Code and applicable regulations, and the Plan and any related trust agreement or group annuity contract shall continue in force for the purpose of making such distributions.

     SEC. 13.4 PARTIAL TERMINATION. If there is a partial termination of the Plan, either by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, any then existing Forfeiture Account of a Participant (who was in the classification of individuals with respect to which the partial termination occurs) shall revert to its prior status as a Matching or Profit Sharing Account and be nonforfeitable, and the Accounts of each Participant with respect to whom the partial termination applies shall be nonforfeitable. Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

     SEC. 13.5 MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant, Beneficiary and alternate payee would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

     SEC. 13.6 DEFERRAL OF DISTRIBUTIONS. Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan or of a complete or partial termination of the Plan, the Company or the Funding Agency may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such discontinuance or termination applies (except for distributions which are required to be made under Sec. 10.1) until after the following have occurred:

     (a) Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under Code section 401(a).

     (b) Appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

     SEC. 13.7 REORGANIZATIONS OF PARTICIPATING EMPLOYERS. In the event two or more Participating Employers are consolidated or merged or in the event one or more Participating Employers acquires the assets of another Participating Employer, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all the Participating Employers involved in such reorganization and their employees. In such event, in administering the Plan the corporation resulting from the consolidation, the surviving corporation in the merger, or the employer acquiring the assets shall be considered as a continuation of all of the Participating Employers involved in the reorganization.

     SEC. 13.8 DISCONTINUANCE OF JOINT PARTICIPATION OF A PARTICIPATING EMPLOYER. The Company, by action of the Board, may discontinue the joint participation in the Plan by another Participating Employer. A Participating Employer which is not under Common Control with the Company may discontinue its joint participation in the Plan with the other Participating Employers by action of its board of directors and on appropriate written notice to the Company and each Funding Agency then acting.

     (a) If the Company determines in its sole discretion to spin off the portion of the Plan attributable to the withdrawing employer, the Company shall cause a determination to be made of the equitable part of the Fund assets held on account of Participants of the withdrawing employer and their Beneficiaries. The Company shall direct the Funding Agency or Funding Agencies to transfer assets representing such equitable part to a separate fund for the plan of the withdrawing employer. Such withdrawing employer may thereafter exercise, with respect to such separate fund, all the rights and powers reserved to the Company with respect to the Fund. The plan of the withdrawing employer shall, until amended by the withdrawing employer, continue with the same terms as the Plan herein, except that with respect to the separate plan of the withdrawing employer the words "Participating Employer", "Participating Employers", and "Company" shall thereafter be considered to refer only to the withdrawing employer. Any such spinoff shall be effected in such manner that each Participant or Beneficiary would (if the Plan and the plan of the withdrawing employer then immediately terminated) receive a benefit which is equal to or greater than the benefit the individual would have been entitled to receive immediately before such spinoff if the Plan had then terminated. No transfer of assets pursuant to this section shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

     (b) If subsection (a) does not apply, the Accounts of Participants of the withdrawing employer and their Beneficiaries shall continue to be held in the Plan for distribution in accordance with the provisions hereof.

     SEC. 13.9 PARTICIPATING EMPLOYERS NOT UNDER COMMON CONTROL. If a Participating Employer is not under Common Control with the Company, the provisions of the Plan (other than this Article XIII) shall be applied as though a separate plan is being maintained for that Participating Employer to the extent required by Code section 413(c).

                                   ARTICLE XIV

                            TOP-HEAVY PLAN PROVISIONS
                            -------------------------

     SEC. 14.1 KEY EMPLOYEE DEFINED. "Key Employee" means any employee or former employee of the employer who at any time during the determination period was an officer of the employer or is deemed to have had an ownership interest in the employer and who is within the definition of key employee in Code section 416(i) and the regulations thereunder in effect for the particular Plan Year. "Non-Key Employee" means any employee who is not a Key Employee.

     SEC. 14.2 DETERMINATION OF TOP-HEAVY STATUS. The top-heavy status of the Plan shall be determined according to Code section 416 and the regulations thereunder, using the following standards and definitions:

     (a) The Plan is a Top-Heavy Plan for a Plan Year if either of the following applies:

          (1) If this Plan is not part of a required aggregation group and the top-heavy ratio for this Plan exceeds 60 percent.

          (2) If this Plan is part of a required aggregation group of plans and the top-heavy ratio for the group of plans exceeds 60 percent.

          Notwithstanding paragraphs (1) and (2) above, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60 percent.

     (b)  The "top-heavy ratio" shall be determined as follows:

          (1) If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and has not maintained any defined benefit plan which during the 5-year period ending on the determination date has or has had accrued benefits, the top-heavy ratio for this Plan or for the required or permissive aggregation group (as appropriate) is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the Plan or plans as of the determination date (including any part of any account balance distributed in the five-year period ending on the determination date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the five-year period ending on the determination date) of all Participants under the Plan or plans as of the determination date. Both the numerator and denominator of the top-heavy ratio shall be increased to reflect any contribution not actually made as of the determination date but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

          (2) If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group (as appropriate), is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the aggregated defined contribution plan or plans, determined according to paragraph (1) above, and the present value of accrued benefits of all Key Employees under the defined benefit plan or plans as of the determination date, and the denominator of which is the sum of such account balances of all participants under the aggregated defined contribution plan or plans and the present value of accrued benefits of all participants under the defined benefit plan or plans as of the determination date. The account balances and accrued benefits in both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any distributions made in the five-year period ending on the determination date and any contributions due but unpaid as of the determination date.

          (3) For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of an individual (i) who is not a Key Employee but who was a Key Employee in a prior year, or
               (ii) who has not been credited with at least one hour of service with any employer maintaining the Plan at any time during the 5-year period ending on the determination date, will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

          (4) Commencing January 1, 2002, any distribution due to separation from service, death or disability which was made prior to the one-year period ending on the determination date shall be disregarded for purposes of applying this subsection (b). Paragraphs (1) and (2) of this subsection shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code section 416(a)(2)(A)(i).

     (c) "Required aggregation group" means (i) each qualified plan of the employer in which at least one Key Employee participates in the Plan Year containing the determination date, or any of the four preceding Plan Years, and (ii) any other qualified plan of the employer that enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) and 410.

     (d) "Permissive aggregation group" means the required aggregation group of plans plus any other plan or plans of the employer which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

     (e) "Determination date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year is the determination date.

     (f) The "determination period" for a Plan Year is the Plan Year in which the applicable determination date occurs and the four preceding Plan Years.

     (g) The "valuation date" is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

     (h) For purposes of establishing the "present value" of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified in the defined benefit plan for this purpose.

     (i) If an individual has not performed any services for the employer at any time during the five-year period ending on the determination date with respect to a Plan Year commencing prior to 2002, or during the one-year period ending on the determination date with respect to a Plan Year commencing in 2002 or later, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year.

     (j) For purposes of determining if a defined benefit plan included in a required aggregation group of which this Plan is a part is a Top-Heavy Plan, the accrued benefit to any individual (other than a Key Employee) shall be determined as follows:

          (1) Under the method which is used for accrual purposes under all defined benefit plans maintained by the employer.

          (2) If there is no method described in paragraph (1), as if such benefit accrued not more rapidly than the lowest accrual rate permitted under Code section 411(b)(1)(C).

     SEC. 14.3 MINIMUM CONTRIBUTION REQUIREMENT. For any Plan Year with respect to which the Plan is a Top-Heavy Plan, the employer contributions and Forfeitures allocated to each Active Participant who is not a Key Employee and whose Termination of Employment has not occurred prior to the end of such Plan Year shall not be less than the minimum amount determined in accordance with the following:

     (a) The minimum amount shall be the amount equal to that percentage of the Participant's Compensation for the Plan Year which is the smaller of:

          (1)  3 percent.

          (2) The percentage which is the largest percentage of Compensation allocated to any Key Employee from employer contributions and Forfeitures for such Plan Year.

          For purposes of this section, "Compensation" means the amounts specified in Sec. 6.1(f), subject to the limitation in Sec. 2.6(c).

     (b) For purposes of this section, any employer contribution attributable to a salary reduction or similar arrangement shall be taken into account. Any employer contribution attributable to a salary reduction or similar arrangement (including Pre-Tax Contributions under this Plan) may not be used to satisfy the minimum amount of employer contributions which must be allocated under subsection (a). However, commencing January 1, 2002, Matching Contributions under this Plan (and employer matching contributions under any other plan whose contributions are to be used to satisfy the requirements of subsection
          (a)) may be
          used to satisfy the minimum amount of employer contributions which must be allocated under subsection (a). Matching Contributions that are used to satisfy subsection (a) shall be treated as employer matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

     (c) This section shall not apply to any Participant who is covered under any other plan of the employer under which the minimum contribution or minimum benefit requirement applicable to Top-Heavy Plans will be satisfied.

     SEC. 14.4 VESTING SCHEDULE. If the Plan is a Top-Heavy Plan, a Participant's vested accrued benefit under the Plan derived from employer contributions shall be the greater of the vested accrued benefit attributable to such contributions determined under Sec. 9.2 or the vested accrued benefit determined under the following subsections:

     (a) Subject to the following subsections, the vested percentage applied to the Participant's Accounts attributable to employer contributions shall be determined from the following table:

                 Full Years of Vesting Service               Vested Percentage
                 -----------------------------               -----------------

                     Less than 2                                      0%
                     2 but less than 3                               20%
                     3 but less than 4                               40%
                     4 but less than 5                               60%
                     5 or more                                      100%

     (b) Years of Vesting Service for purposes of this section shall be as defined in Sec. 3.6.

     (c) This section shall not apply to a Participant who has no Hours of Service after the Plan becomes a Top-Heavy Plan.

     (d) If the Plan ceases to be a Top-Heavy Plan and continues to be a non-Top-Heavy Plan until the Participant's Termination of Employment, the Participant's Accounts attributable to employer contributions for purposes of this section shall not include the portion of such Accounts attributable to employer contributions for periods after such cessation. However, for purposes of Sec. 13.1(b), the vesting schedule of the Plan shall be deemed to have been amended effective as of the first day of the Plan Year following the last Plan Year for which the Plan was a Top-Heavy Plan.

     SEC. 14.5 DEFINITION OF EMPLOYER. For purposes of this Article XIV, the term "employer" means all Participating Employers and any trade or business entity under Common Control with a Participating Employer.

     SEC. 14.6 EXCEPTION FOR COLLECTIVE BARGAINING UNIT. Sections 14.3, and 14.4 shall not apply with respect to any individual included in a unit covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such employer or employers.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     SEC. 15.1 INSURANCE COMPANY NOT RESPONSIBLE FOR VALIDITY OF PLAN. No insurance company that issues a contract under the Plan shall have any responsibility for the validity of the Plan. An insurance company to which an application may be submitted hereunder may accept such application and shall have no duty to make any investigation or inquiry regarding the authority of the applicant to make such application or any amendment thereto or to inquire as to whether a person on whose life any contract is to be issued is entitled to such contract under the Plan.

     SEC. 15.2 HEADINGS. Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

     SEC. 15.3 CAPITALIZED DEFINITIONS. Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

     SEC. 15.4 GENDER. Any references to the masculine gender include the feminine and vice versa.

     SEC. 15.5 USE OF COMPOUNDS OF WORD "HERE". Use of the words "hereof", "herein", "hereunder", or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

     SEC. 15.5 CONSTRUED AS A WHOLE. The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.